SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POTLATCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2005

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Potlatch Corporation

601 West Riverside Ave., Suite 1100
Spokane, Washington 99201

March 30, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Potlatch Corporation will be held at the Hotel Lusso, North One Post Street, Spokane, Washington, on Monday, May 2, 2005, at 10:00 a.m. local time.

We are holding this meeting to:

•	elect three Directors to the Potlatch Corporation Board of Directors;

•	act upon a proposal to amend Potlatch Corporation’s Restated Certificate of Incorporation to eliminate the time-phased voting provisions;

•	approve the Potlatch Corporation 2005 Stock Incentive Plan;

•	ratify the selection of KPMG LLP as Potlatch Corporation’s independent auditor for 2005;

•	if properly presented at the meeting, act on one stockholder proposal as described in this proxy statement;

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 14, 2005, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Potlatch’s proxy statement, proxy card or voting instruction form and 2004 Annual Report are being distributed to stockholders on or about April 1, 2005. Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the section titled, “Voting,” on page one of the accompanying proxy statement.

By Order of the Board of Directors,
MALCOLM A. RYERSE Corporate Secretary

PROXY AND ANNUAL MEETING INFORMATION

Who may vote

Stockholders who owned common stock at the close of business on March 14, 2005, the record date for the Annual Meeting, may vote at the meeting. If you beneficially owned common stock on the record date, you have either four votes or one vote per share for each proposal at the Annual Meeting.

Votes per share

For all five proposals, you have four votes per share for each share you beneficially own if you have beneficially owned the share continuously since before March 1, 2001, or if you acquired it through Potlatch’s dividend reinvestment plan or through one of the Potlatch 401(k) Savings Plans.

If your shares are registered directly with Potlatch and held in your name, the enclosed proxy card indicates the number of shares with respect to which we presume you are entitled to four votes per share and the number of shares with respect to which we presume you are entitled to one vote per share, based on Potlatch’s stockholder records. You should indicate in the space provided on the enclosed proxy card in the event that our presumption is incorrect.

If your shares are held in “street” or “nominee” name, we presume that each of your shares has only one vote per share. In order to claim entitlement to four votes per share, you must certify to the fact that you have beneficially owned the shares continuously since before March 1, 2001. You can do this by signing the certification on the enclosed voting instruction form. Potlatch may require additional evidence of continuous ownership upon request.

You are encouraged to review Potlatch’s stockholder time-phased voting procedures, attached to this proxy statement as Appendix A, for more information on the number of votes to which you are entitled.

Proxy solicitation and tabulation of votes

The Board of Directors of Potlatch Corporation has sent you this proxy statement in connection with our solicitation of proxies for use at Potlatch’s 2005 Annual Meeting of Stockholders. Certain Directors, officers and employees of Potlatch and our proxy solicitor, D.F. King & Co., also may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. Potlatch will bear the cost of the solicitation of proxies, including D.F. King’s fee of $8,000 plus out-of-pocket expenses, and will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch stock. Potlatch has also engaged Computershare Investor Services to act as the inspector of election and will reimburse reasonable charges and expenses related to the tabulation of votes. No additional compensation will be paid to Directors, officers and employees of Potlatch who may be involved in the solicitation of proxies.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with Potlatch (in your name):

•	Via Internet: Go to www.computershare.com/us/proxy and follow the instructions. You will need to enter the Holder Account Number and ProxyAccess Number printed on the enclosed proxycard.
•	By Telephone: Call toll free 1-866-673-3258 and follow the instructions. You will need to enter the Holder Account Number and ProxyAccess Number printed on the enclosed proxycard.
•	In Writing: Complete, sign, date, and return the enclosed proxycard in the envelope provided, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

•	By voting your shares via the Internet or by telephone, you will be deemed to represent that you concur with the presumed voting rights with respect to your shares as described above in the section titled, “Votes per share.” In the event you wish to rebut this presumption, you must vote in writing.

Shares held in a Potlatch 401(k) Savings Plan (through Putnam Fiduciary Trust Company):

•	Via Internet: Go to www.proxyweb.com and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.
•	By Telephone: Call toll free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.
•	In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•	You may receive a separate voting instruction form with this proxy statement or you may need to contact your bank, broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

If you return your proxy by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-800-207-3158.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving the Corporate Secretary written notice of your revocation or by submitting a later-dated proxy and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On the March 14, 2005, record date, Potlatch had              shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) and one-third of the total number of shares outstanding on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be counted towards a quorum.

Votes needed

The affirmative vote of a majority of the voting power present at the meeting, either in person or represented by proxy, and entitled to vote is required to approve proposals 1, 3, 4 and 5. The affirmative vote of a majority of the voting power outstanding and entitled to vote is required to approve proposal 2. The inspector of election appointed for the Annual Meeting will tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Annual Meeting attendance

All stockholders are invited to attend the meeting. Persons who are not stockholders may attend only if invited by Potlatch. If you own shares in “street” or “nominee” name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Other matters presented at Annual Meeting

Potlatch’s By-laws specify the matters that may be presented to stockholders at an Annual Meeting as

•	matters specified in the notice of meeting given by or at the direction of the Board of Directors;
•	matters otherwise properly brought before the meeting by or at the direction of the Board of Directors; and
•	matters otherwise properly brought before the meeting by stockholders.

Under Potlatch’s By-laws, a stockholder must give written notice to the Corporate Secretary of a matter the stockholder wishes to present or a nomination for the election of Directors the stockholder wishes to make at that year’s Annual Meeting no later than ninety (90) days nor more than one hundred twenty (120) days in advance of the same day and month that distribution of materials in connection with the prior year’s Annual Meeting occurred. As the date that materials were distributed for the 2004 Annual Meeting occurred on April 5, 2004, to present a matter or to make a nomination for the election of Directors at the 2005 Annual Meeting, the stockholder must have given written notice to the Corporate Secretary by January 7, 2005. A stockholder who wishes to present a matter at the Annual Meeting should refer to Article III, Section 4 of the By-laws, and a stockholder who wishes to make a nomination for the election of Directors should refer to Article IV, Section 11 of the By-laws, for a complete statement of the requirements for submission of a written notice to the Corporate Secretary. A copy of the By-laws is available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance.”

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2005 Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on the matter.

CORPORATE GOVERNANCE

The Board of Directors and Management of Potlatch operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and monitoring compliance with such responsibilities and applicable legal standards. The Board has adopted Corporate Governance Guidelines that define responsibilities, standards and practices to assist the Board in the exercise of its duties. The Committees of the Board have each adopted Charters that define their respective responsibilities, standards and practices. The Board has also approved a Corporate Conduct and Ethics Policy that outlines Potlatch’s policies on specific issues related to business conduct and reaffirms the commitment to integrity of the Directors and employees as our way of doing business. Copies of each of these documents are available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance.”

The following sections describe certain of Potlatch’s governance practices and procedures.

Director Independence

The role of the Board of Directors is to oversee and provide policy guidance on the business and affairs of Potlatch Corporation. The Board believes that it will best serve stockholders if the majority of the Directors are independent of Potlatch. As of March 1, 2005, the Board was comprised of ten members, nine of whom were outside (non-employee) Directors. The Board of Directors has determined that all Directors, other than L. Pendleton Siegel who serves as Chief Executive Officer, have no material relationship with Potlatch (either directly or as a partner, shareholder or officer of an organization that has a relationship with Potlatch), and are independent within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy, a copy of which is attached to this proxy statement as Appendix B, and can also be found on Potlatch’s web site by going to www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.”

At each of its in-person meetings, the Board meets in executive session without members of management present and has elected Dr. William T. Weyerhaeuser as Vice Chair of the Board to preside at these executive sessions. Each Committee of the Board, except for the Finance Committee, also meets in executive session at every in-person meeting without members of management present.

During 2004, the Board met eleven times. Each Director attended 75% or more of the meetings of the Board and its Committees, and the aggregate attendance at all Board and Committee meetings was 98%. The Board does not have a policy requiring Director attendance at annual meetings of the stockholders. One Director attended the 2004 Annual Meeting of Stockholders.

Communications with Directors

Potlatch has established procedures for stockholders and other interested parties to contact one or more of the non-management Directors by e-mail or mail. These procedures can be viewed by going to Potlatch’s public web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.” All communications with a proper business purpose are forwarded to the intended non-management Director or Directors.

The Audit Committee has established procedures to accommodate complaints and concerns about Potlatch’s accounting, internal controls and auditing matters by two different groups: (1) employees, who are entitled to confidential and anonymous treatment; and (2) third parties (such as competitors, vendors and consumers), who are not entitled to confidential and anonymous treatment. All complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to Potlatch’s public web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Hotlines.”

Nominees for Director

The Board of Directors nominates Directors for election at each annual meeting of stockholders and elects new Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

It is an objective of the Board of Directors that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. Potlatch’s Corporate Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, and diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, each Director must be committed to enhancing stockholder value and must have sufficient time to effectively carry out his or her duties as a Director. The Committee also considers the requirement in the Corporate Governance Guidelines that a majority of the Board members be independent under New York Stock Exchange rules, as well as the Board’s desire that at least one Board member meet the criteria for an “audit committee financial expert” under Securities and Exchange Commission rules.

Prior to each annual meeting of stockholders, the Committee identifies nominees first by evaluating the current Directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a Director, and the needs of the Board with respect to the particular talents and experience of its Directors. In the event that a Director does not wish to continue in service or the Committee determines not to re-nominate the Director or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any director search firm engaged by the Committee and by stockholders. During 2003, the Committee retained the professional search firm TMP/Highland Partners to assist the Committee in the identification and evaluation of candidates for Director. The Committee did not utilize any third-party professional search firm services during 2004 and does not anticipate utilizing any such services during 2005.

A stockholder who wishes to recommend a prospective nominee for the Board for consideration by the Committee should notify the Corporate Secretary in writing at Potlatch’s principal office. Each notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Potlatch common stock beneficially owned by the nominee, and the skills, qualifications, background and other attributes of the nominee that the stockholder believes are pertinent in making the nomination and any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, and the nominee’s written consent to serve, if elected.

Committees of the Board

The Board currently has four standing Committees, as described below. The following table shows the membership of each Committee as of March 1, 2005:

Name	Audit Committee		Executive Compensation and Personnel Policies Committee		Finance Committee		Nominating and Corporate Governance Committee
Boh A. Dickey	x	(Chair)			x	(Chair)
William L. Driscoll					x		x
Ruth Ann M. Gillis	x				x
Jerome C. Knoll	x		x
Lawrence S. Peiros			x				x
Gregory L. Quesnel	x		x				x
Michael T. Riordan			x				x
Judith M. Runstad			x				x	(Chair)
L. Pendleton Siegel					x
Dr. William T. Weyerhaeuser			x	(Chair)	x

The Audit Committee

Under the terms of its Charter and in accordance with applicable regulations and requirements, the Audit Committee is responsible for assisting the Board in its oversight of Potlatch’s accounting and internal control matters, and has the sole authority to retain, compensate and terminate the independent auditor. The Audit Committee Charter is attached to this proxy statement as Appendix C. The Committee has appointed KPMG LLP as Potlatch’s independent auditor and pre-approved its audit fees and non-audit services and fees for 2005 in accordance with criteria adopted by the Committee. Representatives of KPMG LLP are not expected to be present at the Annual Meeting. The Internal Audit Director reports directly to the Audit Committee.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy and are financially literate. The Board also has determined that Committee Chair Boh A. Dickey is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The Committee met eight times in 2004. The section titled, “Audit Committee Report” in this proxy statement contains a description of the Committee’s activities during 2004.

The Executive Compensation and Personnel Policies Committee

Under the terms of its Charter, the Executive Compensation and Personnel Policies Committee oversees compensation and benefits for Potlatch’s senior officers, including salary, bonus, and incentive awards. The Committee also evaluates the performance of the Chief Executive Officer and reviews succession plans for key officer positions.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. The Committee met five times in 2004. The section titled, “Executive Compensation and Personnel Policies Committee Report” in this proxy statement contains a description of the Committee’s activities during 2004.

The Finance Committee

Under the terms of its Charter, the Finance Committee reviews and makes recommendations on financings and other financial matters.

The Finance Committee met four times in 2004.

The Nominating and Corporate Governance Committee

Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as Directors and for developing and recommending to the Board a set of corporate governance principles and related policies.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. The Committee met four times in 2004.

Compensation of Directors

The only member of Potlatch’s Board of Directors who is an employee is L. Pendleton Siegel, Chairman of the Board and Chief Executive Officer. Mr. Siegel receives no compensation for serving as Chairman of the Board.

Retainer and Fees.    During 2004, cash compensation for outside Directors was increased upon the recommendation of an independent compensation consultant based upon the consultant’s review of data for compensation paid to directors of 19 paper and forest products industry companies and 37 general industry companies of similar size to Potlatch. Effective July 1, 2004, the outside Directors began receiving the following cash compensation:

Annual retainer fee	$35,000
Supplemental annual retainer fee (Vice Chair only)	$15,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each Committee meeting	$1,500
Annual retainer fee for Chair of the Audit Committee	$10,000
Annual retainer fee for Chair of each other Committee	$5,000

During 2004, Potlatch paid to Directors, or deferred on their behalf, a total of $570,000 in fees. Directors may defer receiving any of their fees. Under the terms of the Potlatch Corporation Deferred Compensation Plan for Directors, when a Director elects to defer fees, he or she elects to have these fees credited with interest at the higher of either 70% of the prime rate or the corporate ‘A’ bond rate, or converted into common stock units. These common stock units are then credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. During 2004 Potlatch also reimbursed Directors for their reasonable out-of-pocket expenses for attending Board and committee meetings and educational seminars and conferences in accordance with the Potlatch Corporation Director Education Program, and for reasonable out-of-pocket expenses for their spouses to attend the September 2004 Board meeting retreat.

Long-Term Incentive Awards.    Through 2003, each outside Director was granted a nonqualified stock option to purchase 5,000 shares of common stock in December of his of her first year as a Director, and each December after that each outside Director was automatically granted a nonqualified stock option to purchase 2,500 shares of common stock. Beginning in December 2004, upon the recommendation of an independent compensation consultant, the automatic grant of nonqualified stock options to outside Directors was replaced by a discretionary award, consisting of a credit to an account established on behalf of each outside Director under the Potlatch Corporation Deferred Compensation

Plan for Directors in the amount of $30,000, except for Director William L. Driscoll, for whom a credit was made in the amount of $60,000. As a new Director during 2004, Mr. Driscoll was eligible to receive an award equal to twice that of continuing Directors, proportionately equal to the previous grants of nonqualified stock options to new Directors. Under the terms of the award, $30,000 ($60,000 in the case of Mr. Driscoll) was credited to an account for each Director in common stock units, based on the price of the common stock on the date of the grant, These common stock units are then credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. Upon separation from service as a Director, the common stock units held by the Director in the deferred account will be converted to cash based upon the then market price of the common stock and paid to the Director.

Other Benefits.    Potlatch provides coverage for Directors under its Director and Officer Liability Insurance Policy and its Accidental Death and Dismemberment Insurance Policy, and Directors may, at their own expense, purchase coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in the Potlatch Corporation Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions, and for contributions made through June 30, 2005, Directors are also eligible to participate in the Potlatch Corporation Matching Gifts to Tsunami Relief Effort Program, which matches contributions of up to $1,500 to eligible relief organizations listed on the USA Freedom Corps web site. During 2004, no charitable donations were provided by Potlatch to organizations with which any Director was affiliated as an executive officer or director in excess of the amounts matched by Potlatch under these programs.

Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership in Potlatch, in December 2003 the Board of Directors adopted stock ownership guidelines for the Directors. Under the guidelines, each Director must beneficially own at least 3,000 shares within five years of their election to the Board. A copy of the stock ownership guidelines are available by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” then “Board of Directors.” Stock Ownership Guidelines for Potlatch senior management are discussed in the section titled, “Executive Compensation and Personnel Policies Committee Report” that appears in this proxy statement.

BOARD OF DIRECTORS

Potlatch’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as Directors until the 2008 Annual Meeting, as indicated in the section of this proxy statement titled, “Proposal 1— Election of Directors.”

Below are the names and ages of Potlatch’s ten Directors, the years they became Directors, their principal occupations or employment for at least the past five years and certain of their other Directorships.

Nominees for Election at This Meeting for a Term Expiring in 2008 (Class III)

Jerome C. Knoll

Age 62, a Director since December 2001. Vice President of Genie Industries, Inc. (a manufacturer of aerial work platforms), since 1989, and its Chief Financial Officer from 1989 through April 2001, and Chairman and Chief Executive Officer of Marathon Industries, Inc. (a manufacturer of polyurethane products), since January 2000.

Lawrence S. Peiros

Age 49, a Director since February 2003. Group Vice President of The Clorox Company (a household consumer products company) since February 1999, its Vice President—Household Products from December 1997 through January 1999, its Vice President—Armor All Products from December 1996 through December 1997, its Vice President—Food Products from July 1995 through December 1996, and its Vice President—Corporate Marketing Services from September 1993 until July 1995.

William T. Weyerhaeuser

Age 61, a Director since February 1990. Chairman of Columbia Banking System, Inc. (NASDAQ: COLB), since January 2001 and its Interim Chief Executive Officer from June 2002 until February 2003, and Chairman of Eden Bioscience Corp. (NASDAQ: EDEN), since November 2001. Owner and Chairman of the Board of YCOM Networks (a telephone company) from 1984 through July 2000, Chairman and Chief Executive Officer of Rock Island Company (an investment company) from July 1994 through June 1998, and a Clinical Psychologist in Tacoma, Washington, from 1975 through December 1998. Also a Director of Clearwater Management Company, Inc.

Directors Continuing in Office Until 2006 (Class I)

Boh A. Dickey

Age 60, a Director since July 2000. Retired; President, Chief Operating Officer and a Director of SAFECO Corporation (an insurance and financial services company) from August 1996 to January 2001, its Executive Vice President from January 1992 through August 1996 and its Chief Financial Officer from May 1989 to August 1996. Chairman of Certworld, Inc., from July 2001 through April 2004.

William L. Driscoll

Age 42, a Director since January 2004. Marketing and Business Consultant for ID Micro (a radio frequency technology company) since January 2005; Vice President of Strategic Accounts for PACCESS (a packaging solutions company), from December 2002 to December 2004, its Vice President—Global Packaging Solutions from June 2001 to December 2002, and its Managing Director—Asian Operations from May 1998 to June 2001; Bleached Paperboard Sales and Marketing Manager for Weyerhaeuser Company from 1993 to May 1997.

Ruth Ann M. Gillis

Age 50, a Director since November 2003. Senior Vice President of Exelon Corporation (an energy company) and Executive Vice President of Commonwealth Edison since August 2004, President of Exelon Business Services Company from November 2002 to August 2004, Chief Financial Officer of Exelon Corporation from October 2000 to November 2002, Senior Vice President and Chief Financial Officer of Commonwealth Edison and Unicom from October 1999 to October 2000, and Senior Vice President of Commonwealth Edison and Unicom from January 1999 to October 1999. Also a Trustee of Archstone-Smith Trust (NYSE: ASN).

Judith M. Runstad

Age 60, a Director since March 1999. Of counsel to Foster Pepper & Shefelman PLLC (a law firm) since January 1998, and a partner from 1978 to January 1998. Also a Director of Wells Fargo & Co. (NYSE: WFC), and SAFECO Corporation (NASDAQ: SAFC).

Directors Continuing in Office Until 2007 (Class II)

Gregory L. Quesnel

Age 56, a Director since September 2000. Retired; President, Chief Executive Officer and a Director of CNF, Inc. (a supply chain logistics management company), from May 1998 to July 2004, its President and Chief Operating Officer from June 1997 through May 1998, and its Executive Vice President and Chief Financial Officer from April 1991 through June 1997.

Michael T. Riordan

Age 54, a Director since December 2002. Former Chairman, Chief Executive Officer and President of Paragon Trade Brands (a manufacturer of private label disposable diapers and related products) from May 2000 to February 2002; President and Chief Operating Officer of Fort James Corporation (a tissue and paper products manufacturer) from August 1997 to August 1998; prior to the merger of Fort Howard Corporation and James River Corporation, Chairman, Chief Executive Officer and President of Fort Howard Corporation (a tissue manufacturer). Also a Director of R.R. Donnelley & Sons Company (NYSE: RRD).

L. Pendleton Siegel

Age 62, a Director since November 1997. Our Chairman of the Board and Chief Executive Officer since May 1999. Our President and Chief Operating Officer from May 1994 to May 1999.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Named Executive Officers

This table shows the number of shares beneficially owned as of March 1, 2005, by each owner of more than 5% of the common stock, each Director and each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned				Common Stock Units (2)
	Number of Shares Beneficially Owned		Right to Acquire (1)	Percent of Class
Stockholders
Franklin Resources, Inc	2,903,800	(3)	0	10.0%	0
51 John F. Kennedy Parkway
Short Hills, NJ 07078
T. Rowe Price Associates, Inc	2,774,408	(4)	0	9.6%	0
100 E. Pratt Street
Baltimore, MD 21202
Barclays Global Investors, NA	1,833,455	(5)	0	6.3%	0
45 Fremont Street
San Francisco, CA 94105

Directors and Named Executive Officers
Boh A. Dickey	3,000	(6)	11,809	*	593
William L. Driscoll	212,186	(7)	0	*	1,186
Ruth Ann M. Gillis	475		2,624	*	593
Jerome C. Knoll	4,000	(8)	6,185	*	593
Lawrence S. Peiros	2,000		2,624	*	593
Gregory L. Quesnel	1,000		11,809	*	593
Michael T. Riordan	1,086		6,561	*	593
Judith M. Runstad	5,315	(9)	14,433	*	593
L. Pendleton Siegel	42,993		243,287	1.0%	36,385
William T. Weyerhaeuser	584,457	(10)	14,958	2.1%	27,090
Richard K. Kelly	12,023		8,922	*	0
John R. Olson	8,266		28,004	*	3,392
Harry D. Seamans	10,943		5,563	*	0
Gerald L. Zuehlke	8,022		15,694	*	0

Directors and Executive Officers as a group
(15 persons including those named above)	899,958		381,944	4.4%	72,205

* Less than 1%.

(1)    Shares the Directors and executive officers have the right to acquire by exercising stock options within 60 days of March 1, 2005.

(2)    Common stock units as of March 1, 2005. These stock units are not actual shares of common stock and have no voting power. For Directors other than Mr. Siegel, the units represent deferred

(notes continue on next page)

Directors’ fees and a deferred award granted in December 2004, and common stock units received when the Directors’ retirement plan was terminated in 1996. For Messrs. Siegel and Olson, the units represent deferred Management Performance Award Plan incentive payments. Potlatch converts the units into cash and pays the person according to an election the person makes prior to deferring fees or incentives except for the December 2004 deferred awards granted to the outside Directors, which will be converted to cash and paid upon separation from service as a Director.

(3)    According to its Schedule 13 D/A filed on November 17, 2004, with the Securities and Exchange Commission, in which it reported that, as of November 16, 2004, it had sole voting and dispositive power over all these shares.

(4)    According to its Schedule 13 G/A filed on February 14, 2005, with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. (Price Associates), serves as an investment advisor with sole dispositive power of all these shares and sole voting power for 507,608 of these shares. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)    According to its Schedule 13 G filed on February 14, 2005, with the Securities and Exchange Commission. The shares shown are beneficially owned by Barclays Global Investors, N.A., and related entities, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Palomino Limited. Barclays Global Investors, N.A., reported beneficial ownership of 1,221,054 shares, including sole voting power over 1,053,829 of these shares. The other related entities have sole voting and dispositive power over an aggregate of 612,401 shares.

(6)    Mr. Dickey shares voting and investment power for these shares with his spouse.

(7)    Includes a total of 112,183 shares held by trusts of which Mr. Driscoll is a trustee. Mr. Driscoll shares voting power and has no investment power for these 112,183 shares and disclaims beneficial ownership.

(8)    Mr. Knoll shares voting and investment power for these shares with his spouse.

(9)    Includes 5,000 shares owned by Mrs. Runstad’s spouse.

(10)    Includes a total of 532,255 shares held by trusts of which Dr. William T. Weyerhaeuser is a trustee. With respect to the shares held in trusts, Dr. Weyerhaeuser holds sole voting and investment power for 38,152 shares, shares voting power for 494,103 shares and shares investment power for 53,938 shares and disclaims beneficial ownership of all these shares.

EXECUTIVE COMPENSATION AND PERSONNEL POLICIES

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities and Independence

The Executive Compensation and Personnel Policies Committee (the “Committee”) administers Potlatch’s executive compensation and benefits programs, general personnel policies and practices, and the management succession plan. The Committee’s Charter reflects these responsibilities, and the Committee and the Board of Directors regularly review and revise the Charter as necessary. You may download or print a copy of the Charter by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Executive Compensation and Personnel Policies Committee.”

Each member of the Committee is independent of Potlatch as determined by the Board of Directors, based on the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. You may download or print a copy of the Director Independence Policy by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.”

Compensation Philosophy

Potlatch’s philosophy is to set target compensation levels for employees at the median of the peer companies with which Potlatch compares itself, as described below, with such adjustments as management and the Committee deem necessary based upon the individual’s performance and experience. This philosophy applies to all salaried employees, and those employees with higher levels of responsibility will have a higher proportion of their compensation at risk and have a larger proportion of their compensation in equity, for the purpose of more closely aligning their interests with those of Potlatch’s stockholders. For those senior employees, their compensation package includes a mix of base salary and short- and long-term incentives, each of which is described in more detail in the following sections of this report.

The Committee from time to time reviews and revises Potlatch’s compensation philosophy. The Committee last reviewed and reaffirmed Potlatch’s compensation philosophy in 2004.

Compensation Practices

During 2004, the Committee retained Deloitte Consulting LLP, an independent compensation consulting firm, to conduct reviews of Potlatch’s compensation programs and the competitiveness of the compensation components for senior employees, including base salary and short- and long-term incentives. As a result of these reviews, the Committee approved certain changes to Potlatch’s incentive compensation programs, including, among other things, an expansion of the peer group used to measure relative performance for purposes of the short- and long-term incentive programs. We generally deem Potlatch’s peer companies to be the 33 paper and forest products industry companies listed in the section titled, “Performance Graph” in this proxy statement, and general industry companies of similar size to Potlatch that operate in cyclical, commodity industries similar to the paper and forest products industry. The Committee includes general industry companies in its reviews because it believes that Potlatch competes for executive talent against a wider spectrum of companies than those in the paper and forest products industry.

In late 2004, at the Committee’s request, the compensation consultant reviewed management’s recommendations to the Committee for long-term incentive awards to Potlatch’s senior employees in the form of performance shares and nonqualified stock options. In early 2005, at the Committee’s request, the compensation consultant reviewed management’s recommendations to the Committee for base salary merit increases for Potlatch’s officer group, as well as management’s recommendations for short-term incentive awards to be paid to senior employees under the Management Performance Award Plan for performance during the prior fiscal year. With respect to the base salary merit increase, awards and grants approved for the Chief Executive Officer, at the Committee’s request the compensation consultant made recommendations directly to the Committee based upon its review of competitive data without influence or input from management. The Committee’s specific methodology for consideration of each of these awards, grants and merit increases is described in greater detail in the following sections.

Compensation Components

The following sections describe the three components of Potlatch’s compensation program: base salary and the short- and long-term incentive plans. Under the terms of the Committee’s Charter, the Committee administers these programs, periodically reviews the competitiveness of each program relative to Potlatch’s compensation philosophy, and makes any necessary adjustments with input from the compensation consultant and management, as needed. As described in more detail below, the Committee reviews individual base salary increases and any awards and grants made under the short- and long-term incentive plans for the officer group, and reviews any grants made under the long-term incentive plans for approximately 125 senior employees, as recommended by management and with input from the compensation consultant. In the case of the Chief Executive Officer, we consider his increases, awards and grants upon recommendation from the compensation consultant and after the Committee’s annual evaluation of his performance relative to his annual performance plan.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the Chief Executive Officer and the other named executive officers. Potlatch may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Committee considers the impact of this rule in developing and implementing Potlatch’s compensation program, in order to preserve the Committee’s flexibility, Potlatch has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Potlatch’s long-term incentive programs are intended to qualify as performance-based compensation. The Committee believes that amounts paid under Potlatch’s Management Performance Award Plan are deductible because a participant must defer any payment that causes the participant’s compensation to exceed $1 million. For more than the past five years, no executive officer has had compensation subject to Section 162(m).

Base Salary.    Consistent with Potlatch’s compensation philosophy, the Committee strives to provide base salaries at the median of Potlatch’s peer companies, with such adjustments as management and the Committee deem necessary based upon the individual employee’s performance and experience. The base salary ranges (minimum, midpoint and maximum) for all pay grades had been frozen for 2003 and 2004 following a review of competitive information, which indicated that the base salary midpoints were slightly above the median. Base salary ranges for 2005 will be increased by 2% based upon more recent competitive information.

At the Committee’s request, during 2004 the compensation consultant conducted a review of the competitive level of the base salary ranges established for senior employees. This review consisted of analyzing job-specific compensation surveys that included the peer companies referenced in the section above titled, “Compensation Practices.” The consultant concluded that base salaries for Potlatch’s officer group were slightly below the competitive median, and as a result, base salaries of certain individuals were increased in 2005 to near the median for their respective positions.

In addition, the consultant reviewed and confirmed management’s proposed 3.2% guideline increase in base salaries applicable to all salaried employees in 2005 based upon similar competitive data. Individual base salaries may be further adjusted based upon the employee’s performance relative to their performance plan. The performance plans contain operational, financial and customer-oriented objectives determined together with the employee’s supervisor, and include behavior attributes expected of all employees.

Short-Term Incentives.    Potlatch’s Management Performance Award Plan provides the potential for annual incentive awards for approximately 125 senior employees that, if earned, are paid in cash. The plan is designed to create an incentive for our senior employees, including the Chief Executive Officer and the other named executive officers, who are in a position to contribute to and therefore influence Potlatch’s performance on a return on equity (ROE) and a return on invested capital (ROIC) basis. Prior to 2004, any awards earned had been paid in a mix of cash and stock. Recipients can elect to defer awards earned into either Potlatch common stock units or an account bearing interest at the higher of either 70% of the prime rate or the corporate ‘A’ bond rate.

Awards to eligible corporate employees are determined based upon Potlatch’s ROE performance and are paid from the Corporate Performance Fund. Awards to eligible operating division employees, other than the four individuals who lead the operating divisions, consist of two components: their respective operating division’s ROIC (which accounts for 70% of the award and is paid from the Operating Division Performance Fund), and Potlatch’s ROE performance (which accounts for 30% of the award and is paid from the Corporate Performance Fund). In the case of the four operating division leaders, their awards similarly consist of two components and are weighted at 50% for Potlatch’s ROE performance and 50% for their respective operating division’s ROIC.

Under the terms of the plan as in effect through December 31, 2004, no awards could be paid from the Corporate Performance Fund to any employee if Potlatch did not achieve an ROE in excess of 5%. As Potlatch’s 2004 ROE performance exceeded the 5% threshold, a modifier was calculated by dividing Potlatch’s ROE by the average ROE of the 14 paper and forest products industry companies with whom Potlatch compared its performance for 2004. In 2004, Potlatch earned $271.2 million, or $9.19 per diluted share for an ROE of 57.6%, which was above the 14 company peer group’s average ROE performance of 7.0%, and therefore the maximum modifier of 2.0 was applied in the calculation.

Also under the terms of the plan and subject to the Committee’s discretion, no awards could be paid from the Operating Division Performance Fund to eligible operating division employees if the employees’ respective operating division did not achieve an ROIC equal to or greater than 8%. Each year, the Committee approves an ROIC scale for each operating division based upon that division’s operating budget for that year relative to that division’s invested capital. At the end of the year, the ROIC is calculated and the result is compared to the Committee’s pre-approved scale to determine a modifier, which may range from 0.1 (in the event of an ROIC of exactly 8.0%), up to a maximum modifier of 2.0. After taking into consideration the 2004 performance of each operating division, the Committee established the modifiers as follows: Resource Management Division, 1.0; Wood Products Division, 2.0; Pulp and Paperboard Division, 1.0. The Consumer Products Division did not achieve the 8.0% ROIC hurdle, therefore no award was paid to eligible employees in this division from the Operating Division Performance Fund.

Under the terms of the plan applicable to awards for 2004, the aggregate pool of the Corporate Performance Fund and the Operating Division Performance Funds from which any awards are paid may be capped at 4% of Potlatch’s pre-tax income. Over the past ten years, no award has been paid to any employee under this plan that has exceeded 140% of that employee’s base salary.

Upon the completion of the calculations for all eligible corporate and operating division employees as described in the preceding paragraphs, the Committee reserves the right under the plan to modify individual short-term incentive awards, or awards to all eligible employees as a group, based upon its discretion after considering individual performance, operating division performance, or Potlatch’s performance. In addition to the quantitative plan measures described above, the Committee may also consider qualitative measures in determining awards, including safety performance, environmental performance, or other factors. After calculating the awards paid in March 2004 for performance in 2003, the Committee exercised its discretion to increase the awards paid by 20%, based upon Potlatch’s financial performance, and Potlatch’s ROE results relative to the peer group.

The Committee considered the ROE and ROIC results as outlined in the preceding paragraphs, among other factors, in approving $6,832,000 in short-term incentive awards paid in March 2005 for performance in 2004 to approximately 125 senior employees, including the Chief Executive Officer and the named executive officers.

In December 2004, the Committee approved certain changes to the Management Performance Award Plan applicable to its consideration of awards in connection with performance in 2005. As earlier noted, the Committee approved an expansion in the peer group to include all 33 paper and forest products industry companies listed in the “Performance Graph” of this proxy statement, and we eliminated the 5% ROE threshold for purposes of calculating the Corporate Performance Fund in favor of a comparison of Potlatch’s ROE results relative to the 33 company peer group. The Committee also approved an increase in the cap on the pool from which awards are paid to 6% of Potlatch’s pre-tax income, based upon our review of competitive data.

Long-Term Incentives.    Through 2002, Potlatch’s sole long-term incentive for senior employees was an annual grant of nonqualified stock options at fair market value. In 2003, upon review of the median level of long-term incentives awarded to senior employees of the companies in Potlatch’s peer groups described in the section above titled, “Compensation Practices,” the Committee chose to replace a portion of the grant of nonqualified stock options to senior employees with performance shares to further reinforce the importance of the Company’s long-term return to shareholders.

Under this revised program, in December 2003 and again in December 2004, the Committee granted long-term incentive awards to approximately 125 senior employees. The target value of these awards was the median award value for each pay grade based upon competitive data provided by the compensation consultant. The Committee then granted approximately 80 percent of the target value in performance shares and 20 percent in nonqualified stock options. The actual number of performance shares and nonqualified stock options granted to each senior employee was subject to an increase or decrease at the Committee’s discretion based upon management’s assessment of the individual employee’s future potential performance and contributions to Potlatch.

The December 2003 and 2004 grants of performance shares and nonqualified stock options were granted in accordance with the terms of Potlatch’s stockholder-approved 1995 and 2000 Stock Incentive Plans. The Stock Incentive Plans provide the opportunity for senior employees to benefit from the results of their efforts to increase shareholder value over the long term. The awards under the plans are intended to focus managerial efforts on enhancing stockholder value and to align the participants’ interests with those of our stockholders.

The following describes how the value of the December 2, 2004, grants of stock options and performance shares were calculated.

Stock Option Value – The stock options the Committee granted have no intrinsic value to employees unless the common stock price exceeds the option exercise price. The option exercise price was $50.75 per option share, which equaled the fair market value of Potlatch’s common stock on the date of the grant. The Black-Scholes value on the date of the grant was $6.99 per option share, as described in the footnote to the table titled, “Option/SAR Grants in Last Fiscal Year” in this proxy statement. These options will vest in 50% increments on the first and second anniversaries of the date of the grant. Optionees may exercise their options using either cash or shares of Potlatch common stock.

Performance Share Value – The performance shares the Committee granted have no value unless Potlatch’s total shareholder return (stock price appreciation plus dividends) exceeds pre-determined levels relative to our 33 paper and forest products industry peer group over the three-year performance measurement period that began in late 2004. The peer group is listed in the section titled, “Performance Graph” in this proxy statement. No award is earned if

Potlatch’s total shareholder return is below the 34th percentile of our competitor’s total shareholder return at the end of the three-year performance measurement period. The target number of shares is earned if Potlatch’s performance is at the 56th percentile; the maximum number of shares is earned if Potlatch’s performance is equal to or greater than the 97th percentile. The Committee reserves the right to reduce or eliminate any award that may become payable to an employee, or to all senior employees as a group, if we determine that the total stockholder return has been insufficient, or if the financial or operational performance of the Company has been inadequate. If awards are paid out at the end of the three-year performance measurement period, the recipients will receive dividend equivalents at the time of payment equal to the cash dividends that would have been paid on the shares earned had the recipient owned the shares during the three-year period. The award and the dividend equivalents are paid in the form of shares of common stock, and the shares and dividend equivalents have no voting rights unless and until they are paid at the end of the three-year performance period.

In October 2004, the Board of Directors approved, and Potlatch paid, a special dividend of $2.50 per common share to all stockholders of record as of the close of business on November 10, 2004 (the “Special Dividend”). Under the terms of the 1989, 1995 and 2000 Stock Incentive Plans, the Special Dividend constituted a recapitalization, requiring an adjustment to all options that had been awarded but not exercised by the record date to account for the effect of the Special Dividend on the price of Potlatch’s common stock. The Committee, as plan administrator, approved the adjustment, which increased the number of shares subject to outstanding options by approximately 4.98% and decreased the exercise price of outstanding options by approximately 4.98%. The adjustment was made in accordance with APB No. 25 in order to maintain the same aggregate intrinsic value to all holders of Potlatch’s outstanding stock options immediately before and after the Special Dividend was paid and was not implemented to provide any additional compensation to Potlatch’s officers or directors.

At December 31, 2004, there was a maximum of 227,653 performance shares previously granted but not yet vested, and 1,307,815 nonqualified stock options outstanding. There were 313,007 shares available for future use under the 2000 Potlatch Corporation Stock Incentive Plan and no shares available under any prior plan. As noted in this proxy statement, Potlatch is seeking stockholder approval of a new equity compensation plan and authorization for an additional 1.6 million shares for purposes of future long-term incentive grants to Directors and employees. Details of the proposed plan can be found in the section of this proxy statement titled, “Proposal 3 – 2005 Stock Incentive Plan.”

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership of Potlatch shares by senior officers, in December 2003 the Board of Directors at the Committee’s recommendation adopted stock ownership guidelines for the senior officers who serve on Potlatch’s Management Committee. Under the guidelines, each senior officer is required to acquire within five years a specified number of shares as shown in the table below and during such period must meet increasingly higher interim ownership guidelines each year. Any shares of Potlatch common stock beneficially owned by the senior officer and held in a brokerage account or in Potlatch’s 401(k) Savings Plan, or any common stock units owned that result from deferred awards paid under the short-term incentive program, count toward the ownership guidelines. Shares subject to nonqualified stock options and unearned performance shares do not count toward the ownership guidelines. In the event that the ownership guideline is not met in any of those years, all or a portion of any short-term incentive award paid under the Management Performance Award Plan will automatically be paid in stock, and any performance share award that is earned must be retained.

• Chief Executive Officer	60,000
• Operating Division Vice President	12,000
• Staff Vice President	7,500

The table in this proxy statement titled, “Stock Ownership” outlines the progress of the Chief Executive Officer and the named executive officers relative to their respective guidelines. As of March 1, 2005, Messrs. Siegel, Kelly and Zuehlke have met their respective guidelines and Messrs. Olson and Seamans have achieved more than 90 percent of their respective guidelines.

A copy of the stock ownership guidelines are available by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” then “Management.”

Personal Benefits

Potlatch seeks to maintain an egalitarian culture in its facilities and offices. Officers and senior employees are not entitled to operate under different standards than other Potlatch employees. Potlatch does not provide officers and senior employees with reserved parking spaces, country club memberships or separate dining facilities. Nor does Potlatch provide personal benefit perquisites to officers and senior employees such as the use of aircraft (Potlatch does not own or routinely lease aircraft) or defraying the cost of personal entertainment or family travel. Although Potlatch maintains a Supplemental Benefit Plan due to Internal Revenue Service limitations, we do not have a supplemental executive retirement program. Our health care and other medical insurance programs are the same for all salaried employees, including officers, with the exception that highly compensated employees pay a larger percentage of their insurance premiums than other employees. The loan program, provided as a feature of participation in Potlatch’s 401(k) savings plans, is not available to executive officers. There are no outstanding loans of any kind to any executive officer, and since 2002, federal law has prohibited any new company loans to executive officers for any reason. We expect our officers and senior employees to be role models under Potlatch’s Corporate Conduct and Ethics Code, which is applicable equally to the members of the Board of Directors and all employees, including officers.

2004 Compensation of the Chief Executive Officer and the Named Executive Officers

The 2004 compensation of Potlatch’s Chief Executive Officer, Mr. Siegel, and the named executive officers, Messrs. Kelly, Olson, Seamans and Zuehlke, consisted of three elements: base salary, a short-term incentive bonus award and a grant of performance shares and nonqualified stock options.

The Committee approved the compensation amounts, awards and grants to these individuals based upon a review and assessment of their performance relative to the objectives contained in their respective performance plans, Potlatch’s financial performance as described in the section above titled, “Short-term Incentive Plan,” and, with the assistance of the compensation consultant, the Committee’s review of competitive data for compensation paid to individuals in similar positions with Potlatch’s peer companies, as described in the section above titled, “Compensation Practices.”

Chief Executive Officer.    Based on our assessment of the factors described above, the Committee approved a 4.0% increase in Mr. Siegel’s base salary in March 2004, to an annual rate of $620,100, which was approximately 6.0% below the median for chief executive officers among Potlatch’s peer companies. Based on Potlatch’s 2004 financial performance as described in the section above titled, “2004 Company Performance,” the Committee approved a short-term incentive bonus award under the Management Performance Award Plan in March 2005 of $880,000. Mr. Siegel chose to defer receipt of this award in the form of Potlatch common stock units until after he retires from Potlatch. Based on our assessment of Mr. Siegel’s performance and potential future performance and after a review of competitive data, in December 2004 we granted Mr. Siegel a target award of 11,100 performance shares and nonqualified options to purchase 19,200 shares of Potlatch common stock. In the case of each of the compensation components for Mr. Siegel approved by the Committee as outlined above, the Board of Directors ratified each decision. Mr. Siegel does not have an employment agreement with Potlatch.

The Committee has also reviewed all components of the Chief Executive Officer’s compensation, including base salary, short-term incentive bonus awards and long-term incentive grants as described above, plus the cost to Potlatch of any other salaried employee benefits, the earnings and accumulated payout obligations for deferrals made under Potlatch’s short-term incentive program and the projected payout obligations of Potlatch under several potential severance and change-in-control scenarios. Based on this review, the Committee finds that the Chief Executive Officer’s total compensation (and in the case of the severance and the change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Named Executive Officers.    Based on our assessment of the factors described above, and upon recommendations by the Chief Executive Officer that were reviewed by the compensation consultant, the Committee approved increases in base salaries for the named executive officers in March 2004, short-term incentive bonus awards under the Management Performance Award Plan in March 2005 and target awards of performance shares and nonqualified options to purchase shares of Potlatch common stock in December 2004. None of the named executive officers have an employment agreement with Potlatch.

The Executive Compensation and

Personnel Policies Committee Members

William T. Weyerhaeuser, Chair

Jerome C. Knoll

Lawrence S. Peiros

Gregory L. Quesnel

Michael T. Riordan

Judith M. Runstad

PERFORMANCE GRAPH

Comparison of Five-Year Total Returns*

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
S&P 500 Composite	$100	$91	$80	$62	$80	$89
S&P 400 Mid-Cap	100	118	117	100	135	158
Peer Group	100	87	84	74	97	109
Potlatch Corporation	100	79	72	59	89	137

The self-constructed peer group has been expanded from 15 companies in last year’s proxy Performance Graph to the 33 companies listed below. The only peer company not included in the expanded self-constructed peer group is Boise Cascade Corporation, which ceased to be a publicly traded company during 2004. The expanded self-constructed peer group includes aggregate five-year performance data for the following companies:

Abitibi Consolidated, Inc.	International Paper Company	Rayonier, Inc.
Bowater, Inc.	Kimberly-Clark Corporation	Rock-Tenn Company
Canfor Corporation	Longview Fibre Company	Smurfit-Stone Container Corporation
Caraustar Industries, Inc.	Louisiana-Pacific Corporation	Sonoco Products Company
Cascades, Inc.	MeadWestvaco Corporation	Taiga Forest Products
Chesapeake Corporation	Norbord, Inc. (formerly Nexfor, Inc.)	Tembec, Inc.
Deltic Timber Corporation	Norske Skog Canada, Ltd.	Temple-Inland, Inc.
Domtar, Inc.	Packaging Corporation of America	Universal Forest Products, Inc.
Georgia-Pacific Corporation	Packaging Dynamics Corporation	West Fraser Timber Company
Glatfelter	Plum Creek Timber Company, Inc.	Western Forest Products (formerly Doman)
International Forest Products Ltd.	Pope & Talbot, Inc.	Weyerhaeuser Company

*  Assumes $100 was invested on December 31, 1999. Total return assumes quarterly reinvestment of dividends.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The table below shows, for the past three years, the cash compensation and incentives paid or payable to, or deferred for the accounts of, the five most highly compensated executive officers in 2004

Summary Compensation Table

				Long-Term Compensation		All Other Compensation (4)
		Annual Compensation		Awards	Payouts
				Securities Underlying Options/SARs (3)	LTIP Payouts
Name and Principal Position	Year	Salary (1)	Bonus (2)
L. Pendleton Siegel	2004	$616,120	$880,000	19,200	$—	$45,978
Chairman of the Board and	2003	593,330	478,600	27,714	—	24,920
Chief Executive Officer	2002	578,880	—	69,286	—	24,313

Richard K. Kelly	2004	$293,610	$284,800	4,510	$—	$19,316
Vice President,	2003	283,680	166,300	4,199	—	11,915
Wood Products Division	2002	276,780	—	13,647	—	11,625

John R. Olson	2004	$292,810	$195,700	4,305	$—	$17,257
Vice President,	2003	282,900	118,600	4,199	—	10,096
Resource Management Division	2002	234,840	—	13,647	—	12,421

Harry D. Seamans	2004	$256,390	$195,600	4,510	$—	$16,163
Vice President,	2003	233,700	63,800	4,199	—	22,179
Pulp and Paperboard Division	2002	166,763	—	3,464	—	26,004

Gerald L. Zuehlke	2004	$256,160	$235,700	4,100	$—	$15,526
Vice President and	2003	228,670	113,500	2,834	—	10,096
Chief Financial Officer	2002	198,720	—	7,139	—	8,346

(1)    This column represents the base salary paid to the named executive officers in the years shown. Salary increases for merit, if granted, occur on March 1 except in those years in which a promotion occurs. The named executive officers received merit increases on March 15, 2003 and March 15, 2004. Messrs. Kelly and Olson received lump-sum payments of $8,550 and $8,530, respectively, on March 15, 2004 in lieu of merit increases. None of the named executive officers received a merit increase or a lump-sum payment in 2002 due to a salary freeze.

(2)    This column represents short-term incentive bonuses awarded to the named executive officers in the years shown under the Management Performance Award Plan. The totals shown in 2004 for the named executive officers, except Mr. Siegel, were paid in cash. Mr. Siegel elected to defer receipt of his 2004 award until he retires from Potlatch. The totals shown in 2003 for the named executive officers, except Messrs. Siegel and Olson, were paid 50% in cash and 50% in common stock. For the 2003 award, Messrs. Siegel and Olson elected to defer receipt of their awards into common stock units until they retire from Potlatch. No short-term incentive bonuses were paid for 2002 under the Management Performance Award Plan because Potlatch’s earnings did not meet the minimum requirements under the plan.

(3)    In November 2004, Potlatch paid a special dividend of $2.50 per common share to all stockholders of record as of the close of business on November 10, 2004 (the “Special Dividend”). Under the terms of the 1989, 1995, and 2000 Stock Incentive Plans, the Special Dividend constituted a recapitalization, requiring an adjustment to all options that had been awarded but not exercised by the

(notes continue on next page)

record date to account for the effect of the Special Dividend on the price of Potlatch’s common stock. The adjustment was made in accordance with APB No. 25 in order to maintain the same aggregate intrinsic value to all holders of Potlatch’s outstanding stock options immediately before and after the Special Dividend was paid. The adjustment increased the number of shares subject to outstanding options by approximately 4.98.% and decreased the exercise price of outstanding options by approximately 4.98%. The numbers shown in this column reflect recapitalization adjustments made to account for the Special Dividend.

(4)    This column represents matching contributions by Potlatch under the Salaried Employees’ 401(k) Savings Plan. Mr. Olson’s 2002 amount includes $2,558 as relocation costs, and Mr. Seamans’ 2004, 2003 and 2002 amounts include $2,715, $13,186 and $19,000, respectively, as relocation costs.

The table below shows the stock options granted to the named executive officers during 2004.

Option/SAR Grants in Last Fiscal Year

	Individual Grants (1)
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted To Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value (2)
L. Pendleton Siegel	19,200	16%	$50.75	12/2/2014	$134,208
Richard K. Kelly	4,510	4%	50.75	12/2/2014	31,525
John R. Olson	4,305	4%	50.75	12/2/2014	30,092
Harry D. Seamans	4,510	4%	50.75	12/2/2014	31,525
Gerald L. Zuehlke	4,100	3%	50.75	12/2/2014	28,659

(1)	These options were granted on December 2, 2004, and become exercisable for 50% of the shares on December 2, 2005, and for the remaining 50% on December 2, 2006. If a “change in control” of Potlatch occurs after June 2, 2005, all options become exercisable in full and would include stock appreciation rights.

(2)	This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses different market-related factors shown below to estimate the value of stock options. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, a named executive officer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive’s continued employment through the two-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

• Stock fair market value at date of grant	= $50.75
• Option exercise price	= $50.75
• Option term	= 10 years
• Risk-free rate of return	= 4.35%, based on 10-year U.S. Treasury Notes
• Company stock volatility	= .2655, based on prior 3-year monthly stock price
• Company dividend yield	= 6.11%
• Calculated Black-Scholes Value	= $6.99 per option share

The table below shows the stock options exercised during 2004 by the named executive officers and the number of unexercised stock options held on December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year, Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise		Value Realized	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (1)		Value of Unexercised In-the-Money Options/SARs At Fiscal Year-End (1) (2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
L. Pendleton Siegel	158,381	(3)	$2,382,764	243,287	33,057	$3,855,929	$262,914
Richard K. Kelly	67,549		669,194	8,922	6,610	223,226	39,844
John R. Olson	19,600	(3)	347,570	28,004	6,405	489,735	39,844
Harry D. Seamans	23,296		291,176	5,563	6,610	132,937	39,844
Gerald L. Zuehlke	20,029		259,217	15,694	5,517	310,452	26,885

(1)	The amounts shown in this column reflect the adjustments required under the terms of the 1989, 1995, and 2000 Stock Incentive Plans in connection with the Special Dividend paid by Potlatch in November 2004 (see footnote 3 to the Summary Compensation Table above).

(2)	Based on Potlatch’s closing common stock price of $50.58 on December 31, 2004.

(3)	Included in the total shares acquired on exercise for Messrs. Siegel and Olson are 10,000 and 2,502 shares, respectively, of Potlatch common stock, that each exercised and held. The remaining shares acquired on exercise were sold.

The table below shows the performance shares granted during 2004 to the named executive officers, the performance period of such shares and the estimated range of the number of shares to be paid.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Name	Number of Shares (1)	Performance or Other Period Until Maturation or Payout (2)	Estimated Future Payouts Under Non-Stock Price Based Plans (#) (3)
			Threshold	Target	Maximum
L. Pendleton Siegel	11,100	December 31, 2007	2,775	11,100	22,200
Richard K. Kelly	2,640	December 31, 2007	660	2,640	5,280
John R. Olson	2,520	December 31, 2007	630	2,520	5,040
Harry D. Seamans	2,640	December 31, 2007	660	2,640	5,280
Gerald L. Zuehlke	2,400	December 31, 2007	600	2,400	4,800

(1)	Performance shares granted pursuant to the Potlatch Corporation 2000 Stock Incentive Plan on December 2, 2004.

(2)	The performance period for each grant began on January 1, 2005, and ends on December 31, 2007, as indicated in the chart above. Upon the conclusion of the performance period, a long-term incentive plan (LTIP) payout, if any, will be reported in the Summary Compensation Table. Should an award be paid, the named executive officers listed in the Summary Compensation Table will be required to retain 50% of their earned award until they have met the Officer Stock Ownership Guidelines.

(notes continue on next page)

(3)	If the performance goals are met, awards are made in stock at the end of the performance period. The actual amount of any award of stock is determined by Potlatch’s total shareholder return, on a percentile basis, relative to 33 North American paper and forest products companies over the same period. For the above grant, the percentile performance targets are:

• Threshold	= 34%
• Target	= 56%
• Maximum	= 97%

Other Employee Benefit Plans

Pension Plan Table.    This table shows the estimated annual pension benefits payable under Potlatch’s Salaried Employees’ Retirement Plan and Supplemental Benefit Plan at normal retirement date to a participant with the remuneration and years of credited service shown.

Remuneration	Years of Credited Service
	10	15	20	25	30	35
$ 200,000	$27,683	$41,524	$55,366	$69,207	$83,048	$96,890
400,000	57,683	86,524	115,366	144,207	173,048	201,890
600,000	87,683	131,524	175,366	219,207	263,048	306,890
800,000	117,683	176,524	235,366	294,207	353,048	411,890
1,000,000	147,683	221,524	295,366	369,207	443,048	516,890

Under the Retirement Plan and the Supplemental Benefit Plan, remuneration includes: 1) base salary, and 2) bonus awards under the Management Performance Award Plan whether paid or deferred, and is set equal to the highest annual average of such amounts for any five-year period out of the last 10-year period prior to the termination of employment.

The plans recognize bonuses and incentives in the year paid. However, for participants required to retire no later than age 65, the plans calculate benefits as if the participant received a standard bonus award under the Management Performance Award Plan, even if the award was not paid. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security and other benefits.

The remuneration of the named executive officers (calculated as described in the paragraph immediately above) for the most recent year was: Mr. Siegel, $1,001,785; Mr. Kelly, $412,716; Mr. Olson, $411,585; Mr. Seamans, $349,870; and Mr. Zuehlke, $347,628. Although the calculated remuneration of the named executive officers includes a standard bonus award, none of the named executive officers received an award for 2002 under the Management Performance Award Plan because Potlatch’s earnings did not meet the minimum requirements under the plan. The full years of credited service for the named executive officers as of March 1, 2004, were: Mr. Siegel, 25; Mr. Kelly, 29; Mr. Olson, 26; Mr. Seamans, 27; and Mr. Zuehlke, 32 years.

Severance Program for Executive Employees.    Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, who resign within two years after a material diminution in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or who resign rather than relocate at Potlatch’s request can receive severance pay of up to 12 months’ base salary and benefits for the same period under Potlatch’s medical, dental, basic accidental death and dismemberment, and life insurance plans.

Participants who are terminated or resign under the circumstances described above after a “change in control” of Potlatch can receive severance pay of 2 1/2 to 3 times base salary, depending upon their present position with Potlatch, plus standard bonus. Participants can also receive benefits for 2 1/2 to 3 years under Potlatch’s medical, dental, disability, basic accidental death and dismemberment, and life insurance plans, and the value of their unvested benefits, if any, in the Salaried Employees’ Savings Plan, Retirement Plan and Supplemental Benefit Plan. Potlatch will offset any Federal excise and related income taxes payable on all payments received by participants. All principal officers, vice presidents and certain other designated employees participate in the program.

Equity Compensation Plan Information

This table shows certain information as of December 31, 2004, with respect to Potlatch’s equity compensation plans. As noted in this proxy statement, Potlatch is seeking stockholder approval of a new equity compensation plan, which if approved would provide for an additional 1.6 million shares for purposes of future long-term incentive grants to Directors and employees. Details of the proposed plan can be found in the section of this proxy statement titled, “Proposal 3 – 2005 Stock Incentive Plan.”

Plan Category	Number of securities to be issued upon exercise of outstanding options (1) (2)	Weighted-average exercise price of outstanding options (1)	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	1,535,468	$37.23	313,007
Equity compensation plans not approved by security holders	—	—	—

Total	1,535,468	$37.23	313,007

(1)	The amounts shown in this column reflect the adjustments required under the terms of the 1989, 1995, and 2000 Stock Incentive Plans in connection with the Special Dividend paid by Potlatch in November 2004 (see footnote 3 to the Summary Compensation Table above).

(2)	Includes 227,653 performance shares granted in December 2003 and 2004, which amount includes the maximum number of shares that could be awarded under the grant, but does not include future dividend equivalents. Performance shares are not included in the weighted average exercise price calculation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four outside (non-employee) Directors, all of whom meet the New York Stock Exchange listing standards for Director independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. The Committee is governed by a Charter that is annually reviewed by the Committee and the Board of Directors. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix C.

The Committee is responsible for providing independent, objective oversight of Potlatch’s accounting functions and internal controls. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States. During fiscal year 2004, the Committee met eight times, including four in-person meetings.

In connection with the audit process, the Committee obtained from the independent auditor, KPMG LLP, a formal written statement describing the non-audit relationships between KPMG LLP and Potlatch consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with KPMG LLP whether any relationships may affect KPMG LLP’s independence. The Committee also discussed the quality and adequacy of Potlatch’s internal controls with management, the internal auditor and the independent auditor. The Committee reviewed with the independent auditor and the internal auditor their respective audit plans, audit scope, and identification of audit risks, and with the internal auditor reviewed and discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004, with management and with KPMG LLP outside the presence of management. The Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

Based on these reviews and discussions with management, KPMG LLP and the internal auditor, the Committee recommended to the Board that Potlatch’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Board approved this recommendation.

The Audit Committee Members

Boh A. Dickey, Chair

Ruth Ann M. Gillis

Jerome C. Knoll

Gregory L. Quesnel

Fees Paid to Independent Auditor in 2004 and 2003

The Audit Committee has considered and determined that the services provided by KPMG LLP in fiscal year 2004 are compatible with the auditor’s independence. The following table shows fees for professional services rendered by KPMG LLP for the audit of Potlatch’s financial statements for the years ended December 31, 2004, and 2003 and fees billed for other services rendered by KPMG LLP during each of these years.

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees
2004	$1,258,500	$48,500	$—	$—

2003	628,950	89,958	3,750	—

(1)	Audit fees represent fees for the audit of Potlatch’s annual financial statements, the audit of internal controls over financial reporting, the audit of 11-Ks and reviews of the quarterly financial statements. Substantially all of the increase in 2004 audit fees is related to the audit of internal controls over financial reporting

(2)	Audit-related fees represent fees for the audit of Potlatch’s defined benefit plans and implementation assistance for Potlatch’s assessment of internal controls over financial reporting.

(3)	Tax fees for 2003 represent fees for tax consultation services.

In connection with the sale of Potlatch’s oriented strand board manufacturing facilities during 2004, fees for audit services in the amount of $455,000 were paid directly to KPMG LLP by the purchaser of such facilities, Ainsworth Lumber Co., Ltd. As the fees were not paid directly to KPMG LLP by Potlatch, the fees are not included in the table above.

All audit services, audit-related services and tax services for fiscal year 2004 were pre-approved by the Audit Committee. The Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis. A copy of the Policy can be found on Potlatch’s web site by going to www.potlatchcorp.com, and clicking “Corporate Governance,” then “Committee Composition,” and then “Audit Committee.” Under the terms of the Policy, unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder proposals

To be considered for inclusion in the proxy statement for Potlatch’s 2006 Annual Meeting of Stockholders, stockholder proposals must be received at Potlatch’s offices no later than November 30, 2005. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, Directors, certain executive officers and any person holding more than 10% of Potlatch’s common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Potlatch must identify in this proxy statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its Directors and executive officers, Potlatch believes all persons subject to reporting filed the required reports on time in 2004, with the exception of Richard K. Kelly who filed one late Form 4.

Compensation Committee Interlocks and Insider Participation

William T. Weyerhaeuser, Jerome C. Knoll, Lawrence S. Peiros, Gregory L. Quesnel, Michael T. Riordan and Judith M. Runstad served as members of the Executive Compensation and Personnel Policies Committee during 2004. All are outside (non-employee) Directors of Potlatch, and none of our named executive officers served as a Director or as a member of a compensation committee of any business entity employing any of our Directors during 2004.

Other Information

Potlatch will make available, free of charge, any of the following documents at the request of stockholders or other interested parties:

Filings with the Securities and Exchange Commission

■	Annual Reports on Form 10-K
■	Quarterly Reports on Form 10-Q
■	Current Reports on Form 8-K
■	Beneficial Ownership Reports for Directors and Executive Officers

Corporate Governance Documents

■	Corporate Governance Guidelines
■	Corporate Conduct and Ethics Policy
■	Audit Committee Charter
■	Finance Committee Charter
■	Executive Compensation and Personnel Policies Committee Charter
■	Nominating and Corporate Governance Committee Charter
■	Director Independence Policy
■	Audit Committee Independence and Financial Expert Policy
■	Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees
■	Audit Committee Policy for Hiring Employees and Former Employees of the Independent Auditor
■	Director Stock Ownership Guidelines
■	Officer Stock Ownership Guidelines

These documents are available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance”. You may also submit a request for printed copies by e-mail to investorinfo@potlatchcorp.com or by mail to the following address:

Potlatch Corporation

Attn: Corporate Secretary

601 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Potlatch’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as Directors until the 2008 Annual Meeting. Each of the nominees listed below have been nominated by the Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to withhold your votes. Each of the nominees is now a member of the Board of Directors. If any nominee becomes unable to serve as a Director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting to a Term Expiring in 2008

Jerome C. Knoll

Age 62, a Director since December 2001.

Lawrence S. Peiros

Age 49, a Director since January 2003.

William T. Weyerhaeuser

Age 61, a Director since February 1990.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval of the nominees.

PROPOSAL 2 – AMEND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE TIME-PHASED VOTING

We recommend a vote FOR this proposal.

In January 2005, the Board of Directors unanimously adopted and declared advisable an amendment to Article Fourth of the Restated Certificate of Incorporation to eliminate Potlatch’s time-phased voting structure. Under the time-phased voting structure, shares beneficially owned for 48 consecutive months and shares acquired under certain employee benefit plans and the dividend reinvestment plan are entitled to four votes per share on most matters considered by stockholders. Under the proposed amendment, each share would be entitled to one vote on all matters considered by stockholders.

Form of Amendment

The proposed amendment to Potlatch’s Restated Certificate of Incorporation would amend Article Fourth, Section V – Voting Rights, by amending paragraph (a) and deleting paragraphs (b) through (i). The full text of Article Fourth, Section V as revised by the proposed amendment, is set forth as Appendix D to this proxy statement.

Background of Proposal

Potlatch stockholders adopted time-phased voting in 1985, a time when short-term, speculative investors were employing hostile and coercive takeover tactics to acquire companies for the purpose of enriching themselves to the detriment of longer-term stockholders. At that time, the Board of Directors was concerned that these short-term, speculative investors were exercising undue influence in the governance of publicly-traded companies by causing companies to be overly concerned with short-term performance at the expense of long-term strategic interests. The time-phased voting structure was intended to cause persons seeking to acquire control of the Company to initiate arms-length negotiations with the Board of Directors, who would then be in a position to follow a course of action they believed to be in the best interests of all stockholders. During the 1980s, and since then, many companies have adopted defensive measures to protect the interests of stockholders against opportunistic corporate raiders. Most of these companies adopted measures such as stockholder rights plans and a few, like Potlatch, adopted time-phased voting structures. In December, 1985, Potlatch’s stockholders adopted the current time-phased voting structure by 68% of the shares voted.

The Board remains committed to the long-term best interests of Potlatch and its stockholders, and it has periodically reviewed the merits of the time-phased voting structure. The Board recognizes that the time-phased voting structure has been subject to criticism by institutional stockholders and others as undemocratic. At last year’s annual meeting of stockholders, a stockholder proposal to eliminate time-phased voting was opposed by the Board and was defeated by a margin of two votes to one (32% of the voting power voted in favor of the proposal and 61% voted to reject the proposal). Following that vote, the Board again considered the merits of time-phased voting. The Board’s consideration included the views of institutional shareholders and the result of last year’s vote on time-phase voting and other measures the Company currently has in place or could put in place, such as a stockholder rights plan, to protect the long-term interests of the Company and its stockholders.

As a result of the Board’s review of the advantages and disadvantages of the time-phased voting structure, the Board has determined that from a governance perspective time-phased voting is no longer appropriate. The Board has concluded that the one share, one vote principle will better serve the stockholders by making stockholder decisions in the future more representative of the wishes of all holders of the Common Stock, in proportion to their ownership interest, rather than giving disproportionate influence to long-term holders. If the amendment is adopted, all holders of the Common Stock will have voting rights proportionate to their economic ownership of the Company.

Effects of the Amendment

Although the Board believes that adoption of the proposal is in the best interests of the Company and its stockholders, the Board recognizes that there will be disadvantages to stockholders who currently have four votes per share or who anticipate receiving four votes per share in the near future. If the proposal passes, those stockholders who have four votes per share will experience an immediate dilution of their voting power. This will reduce the ability of four-vote stockholders to influence the outcome of most matters submitted to a vote of stockholders, including the election of directors and the approval or disapproval of other matters submitted to a vote of stockholders, such as other amendments to Potlatch’s Restated Certificate of Incorporation, mergers or other extraordinary transactions that may involve a change of control of the Company, or approval of other proposals of the board or stockholders. On the other hand, holders of one-vote shares will experience an increase in their relative voting power.

If the proposal is adopted, the Company may be more susceptible to a takeover bid than it might otherwise have been because less voting control will be vested in long-term holders of the Common Stock. However, the Board believes that the mechanisms already in place plus a stockholder rights plan can be utilized by the Board to protect the interests of the Company’s stockholders consistent with the Board’s fiduciary duties under Delaware law. The Board believes that these mechanisms are prudent for the purpose of protecting the interests of the stockholders.

If the proposal is adopted, there will be no effect on the form of the stock certificate held by each Stockholder of record, and no new stock certificates will be issued to reflect the change in voting power.

Intent to Adopt a Stockholder Rights Plan

As stated above, if the proposed amendment to the Restated Certificate of Incorporation is approved by stockholders, the Board intends to adopt a stockholder rights plan. Stockholder rights plans are designed to afford a company’s board of directors a meaningful opportunity to negotiate with third parties and take other steps in response to unsolicited acquisition proposals and other tactics, including market accumulation programs, designed to interfere with the company’s strategic business plans or to force a restructuring, liquidation or sale of the company that may not be in the best interests of the company, its stockholders and other constituents.

While the Potlatch Board has not yet approved the terms of any stockholder rights plan, these plans generally provide a board of directors with the ability to threaten an acquirer with substantial dilution of the acquirer’s investment if the acquirer purchases a substantial number of the company’s shares without board approval. Stockholder rights plans are implemented by the issuance of rights to all stockholders. These rights generally are not exercisable (and trade with the common stock) until a third party acquires more than a specified percentage of the company’s outstanding common stock (e.g., 15%) without the approval of the board. When the rights become exercisable, however, they permit each holder, other than the third-party acquirer, the right to purchase common stock (or fractions of a share of a new series of preferred stock designed as a common stock equivalent) at half of then current market price, significantly raising the costs of the third party’s acquisition and providing additional value to other stockholders. As a result, third parties are extremely unlikely to cross the specified stock ownership threshold without board approval and in this regard stockholder rights plans provide the board with valuable time in which to investigate the third party and its intentions, seek to negotiate acceptable terms on behalf of company stockholders and, if appropriate, explore alternative means to enhance stockholder value.

In reaching its conclusion to adopt a stockholder rights plan if Potlatch stockholders vote to approve the proposal to eliminate time-phased voting, the Board is mindful of critics of stockholders rights plans who assert, among other things, that such plans are used to repel takeover attempts and entrench management, adversely affecting stockholder value. The Board believes, however, based on its collective experience and the advice of outside experts, that a stockholder rights plan will protect the rights of stockholders for the reasons described above and because such a plan will not affect the Board’s continuing fiduciary obligation to consider in good faith any proposal to acquire the company and to redeem the rights under appropriate circumstances.

The Board also considered provisions of Potlatch’s Restated Certificate of Incorporation, By-laws and Delaware law that protect the rights of stockholders, including the following:

•	a classified board structure in which the Board of Directors is divided equally into three classes, with members of each class elected every third year;

•	the requirement that the directors may be removed only for cause;

•	the disallowance of stockholder action by written consent;

•	the requirement that the holders of 80% of the outstanding shares (on a one share, one vote basis) approve any dissolution or liquidation of the Company, or a merger or consolidation with, or the sale, lease, exchange or other disposition of all or any substantial part of the assets, or the issuance or delivery of any voting securities to, any person or entity that owns or controls 5% or more of the Company’s outstanding voting shares;

•	the authorization of “blank-check” preferred stock;

•	limitations on the ability of the stockholders to amend the By-laws of the Company;

•	the requirement that certain provisions of the Restated Certificate of Incorporation may only be amended, altered or repealed by holders of 80% of the shares (on a one share, one vote basis) entitled to vote in the election of directors, voting as a single class;

•	the requirement that the Board, when evaluating an offer to acquire the Company, consider all relevant factors, including the social, legal, environmental and economic effects, and give due regard to the consideration offered in relation to the current market price of the stock, the value of the Company in a freely negotiated transaction and the Board’s estimate of the future value of the Company;

•	the limitation that special stockholder meetings may only be called by the chairman of the Board, a majority of the Board, or stockholders holding a majority of the outstanding voting power of the Company; and

•	Section 203 of the Delaware General Corporation Law which, with certain exceptions, prohibits a corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the date on which the stockholder became an “interested stockholder.”

Vote Required

Under Delaware law, the affirmative vote of the majority of the outstanding voting power is required for approval of the proposal. Votes withheld, abstentions or broker non-votes will have the same effect as votes cast against the proposal.

PROPOSAL 3 – 2005 STOCK INCENTIVE PLAN

We recommend a vote FOR this proposal.

The Board of Directors has unanimously approved and recommends to the shareholders the adoption of the Potlatch Corporation 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the award of stock options, restricted stock, restricted stock units, performance shares and other share-based awards that may be granted from time to time, including stock awards under Potlatch’s Management Performance Award Plan and stock awards in lieu of Directors’ fees. The purpose of the 2005 Plan is to

•	provide incentive to employees and Directors to use their judgment, initiative and efforts to ensure the successful conduct of Potlatch’s business,
•	encourage a proprietary interest in Potlatch, thereby aligning the interests of the employees and Directors with those of the Potlatch shareholders, and
•	encourage employees and Directors to remain in the service of Potlatch.

The full text of the 2005 Plan appears as Appendix E to this proxy statement, to which reference is made for a full statement of its terms and provisions. The following is a summary of the principal features of the 2005 Plan and should be read together with the full 2005 Plan text.

Description of the 2005 Plan

Administration.    With respect to awards granted to non-employee Directors, the 2005 Plan is administered by the Nominating and Corporate Governance Committee of the Board of Directors; provided, that the full Board of Directors must approve any award granted to the members of the Nominating and Corporate Governance Committee. With respect to awards granted to Potlatch employees, including the Chief Executive Officer and the named executive officers in this proxy statement, the 2005 Plan is administered by the Executive Compensation and Personnel Policies Committee of the Board of Directors. For purposes of this description of the 2005 Plan, the administering Committees shall be referred to as the “Administrator.” The members of both committees are independent, non-employee Directors. Each administrator has the authority to interpret and construe the 2005 Plan and determine:

•	who will be granted awards,
•	the number of shares of common stock or common stock equivalents that are subject to the awards,
•	the vesting of awards,
•	the designation of stock options as nonqualified stock options or incentive stock options, and
•	other conditions of awards granted to employees and Directors.

Participation.    Participation in the 2005 Plan is limited to employees and Directors of Potlatch; however, we intend to limit participation, for the foreseeable future, to approximately 125 senior employees, including the Chief Executive Officer and the named executive officers shown in this proxy statement, and the nine non-employee Directors. Participation in the 2005 Plan does not necessarily limit an employee’s participation in any other Potlatch incentive plan. Only employees of Potlatch are eligible to receive incentive stock options.

Types of Awards.    Awards under the 2005 Plan may be in the form of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance shares and other share-based awards that may be granted from time to time, including stock awards under Potlatch’s Management Performance Award Plan and stock awards in lieu of Directors’ fees.

Shares Available for Awards.    No more than 1,600,000 shares of common stock may be issued under the 2005 Plan (subject to capitalization adjustments as described below). In addition, as of January 1, 2005, there were 225,453 performance shares previously granted but not yet vested and 1,305,915 nonqualified stock options outstanding under the Potlatch Corporation 1989, 1995 and 2000 Stock

Incentive Plans. All shares authorized under the 1989 and 1995 Stock Incentive Plans have been granted and 317,107 shares of common stock remain authorized for future use under the 2000 Stock Incentive Plan.

Limitations on Awards.    No Director or employee, including the Chief Executive Officer and the named executive officers in this proxy statement, may receive in any one calendar year awards covering an aggregate of more than 250,000 shares of common stock or common stock equivalents (subject to capitalization adjustments as described below).

Stock Options.    The Administrator may grant stock options designated as nonqualified stock options or as incentive stock options; however, we intend, for the foreseeable future, to grant only nonqualified stock options under the 2005 Plan. The key terms of stock options granted under the 2005 Plan are as follows:

•	Term: Maximum ten year term.
•	Exercise price: At least equal to 100% of the fair market value of the shares underlying the option on the date of grant.
•	Vesting: Administrator establishes the times at which, or the installments in which, the option will vest and become exercisable.
•	Consideration: Cash or the surrender of shares of common stock.
•	Employee’s termination of employment due to retirement, disability, or death: The vested portion of the option will be exercisable until the end of its ten year term.
•	Employee’s termination of employment due to misconduct: The option (vested and unvested) will terminate and cease to be exercisable immediately at the time of termination of employment.
•	Employee’s termination for any other reason: The vested portion of the option will be exercisable for three months after termination of employment.
•	Director’s termination of service after five years of service or due to death: The vested portion of the option will be exercisable until the end of its ten year term.
•	Director’s termination of service for any other reason: The vested portion of the option will be exercisable for three months after termination of service.
•	Stock appreciation rights: Options granted under the 2005 Plan may include a stock appreciation right that may be exercised only following a change in control of Potlatch. Following a change in control, the employee or Director may surrender all or part of the option and exercise the stock appreciation right. If a stock appreciation right is exercised after a change in control, the participant will be entitled to receive an amount equal to the difference between the exercise price of the shares and the fair market value of the shares. The Administrator may determine whether the stock appreciation amount shall be paid in cash, stock or a combination thereof.

Restricted Stock, Restricted Stock Units and Performance Shares.    The Administrator is authorized to make awards of restricted stock, restricted stock units, and performance shares on such terms and conditions and subject to such repurchase and forfeiture restrictions as the Administrator determines in its discretion, including the price (if any) to be paid for the shares or units and the performance objectives (if any) pursuant to which the awards will vest. Upon satisfaction of the terms and conditions of restricted stock units, the units will be paid in shares of common stock. Recipients of restricted stock units may elect to defer receipt of the shares beyond the vesting date by giving notice to Potlatch in a manner and within the time prescribed by the Administrator.

Other Share- Based Awards.    The Administrator is authorized to grant other incentives payable in cash or in shares as it determines to be in the best interests of Potlatch, including stock appreciation rights and the issuance of shares to satisfy the payment of all or part of an award pursuant to the Potlatch’s Management Performance Award Plan and shares in lieu of Directors’ fees.

Performance Criteria.    Awards made pursuant to the 2005 Plan may be made subject to the attainment of performance objectives, which may be specifically defined by the Administrator. The performance objectives may be expressed in terms of one or more of the following:

• Total shareholder return	• Earnings per share
• Stock price	• Return on equity
• Net earnings	• Related return ratios
• Cash flow	• Net earnings growth
• Earnings before interest, taxes, depreciation and amortization (EBITDA)	• Return on assets
• Increase in revenues	• Increase in FFO per share
• Increase in funds from operations (FFO)	• Decrease in expenses

To the extent that the vesting or receipt of awards are subject to the attainment of the performance objectives listed above, it is intended that such awards may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Code Section 162(m) limits at $1,000,000 the tax deduction that a public company can take with respect to compensation paid to the Chief Executive Officer and the other four highest paid officers. However, compensation that is “performance-based compensation” as defined in Code Section 162(m) will not count toward the $1,000,000 limit. Notwithstanding the foregoing, the Administrator may use other performance objectives not listed above in determining the vesting schedule of any award and such awards are not intended to be performance-based compensation as defined in Code Section 162(m).

Capitalization Adjustments.    In the event of any increase or decrease in the number of Potlatch’s issued shares of common stock, a cash dividend that has a material effect on the price of Potlatch’s common stock, a recapitalization, merger, consolidation or other change in the capitalization of Potlatch or similar corporate transaction or event affecting Potlatch’s shares, the Administrator will, in such manner as it deems equitable, adjust the limitation of 1,600,000 shares that may be issued under the 2005 Plan and 250,000 share or share equivalent limitation on awards made to any individual in a calendar year.

Change in Control.    In the event that a 2005 Plan participant’s employment or service is involuntarily terminated without cause or voluntarily terminated with good reason within one month prior to or 24 months following a change in control (as defined in the 2005 Plan), all stock options granted at least six months prior to the change in control event will become fully vested and immediately exercisable. The Administrator also may accelerate the vesting of any restricted stock, restricted stock units, performance shares or other share-based awards in the event of a change in control. In addition, if any payments to a 2005 Plan participant are deemed excess parachute payments under Code Section 280G and such participant is subject to the excise tax imposed under Code Section 4999, Potlatch will pay to the participant an additional amount so that the total amount paid to the participant is equal to the payment to which the participant would have been entitled net of all applicable taxes except the excise tax.

Transferability.    Awards granted under the 2005 Plan are nontransferable, except in the event of the participant’s death.

Forfeiture.    In the event that a 2005 Plan participant engages in misconduct (as defined in the 2005 Plan) prior to or during the twelve months following the exercise of any option or the vesting of any award, the Administrator may

•	rescind the exercise of any option that was exercised twelve months prior to or within 24 months following the participant’s termination of employment or service and cancel all of the participant’s outstanding awards within 24 months after the participant’s termination of employment or service and

•	demand that the participant pay over to Potlatch the proceeds (less the purchase price) received by the participant upon the sale of the shares of common stock acquired upon the exercise of any option exercised within twelve months prior to 24 months following the participant’s termination of employment or service or upon the vesting of any award within 24 months following the participant’s termination of employment or service.

Repricing.    Without the consent of the shareholders, except as provided in the 2005 Plan, the Administrator has no authority to reprice any options granted thereunder.

Amendment.    The Administrator has the authority to amend outstanding awards, including the authority to accelerate the vesting of an award. The Board of Directors may amend, suspend or discontinue the 2005 Plan or any portion of the 2005 Plan at any time and in such respects as it shall deem advisable; however, without shareholder consent, the Board of Directors may not

•	increase the number of shares available for issuance under the 2005 Plan,
•	change the class of employees eligible to receive awards,
•	decrease the exercise price of incentive stock options below 100% of fair market value, or
•	amend the 2005 Plan to increase the Board of Director’s authority to amend the 2005 Plan.

Term.    The 2005 Plan will become effective on the date it is approved by the shareholders of the Company. The 2005 Plan terminates on December 1, 2014 unless sooner terminated by the Board of Directors.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the award recipients and Potlatch. This summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside.

Incentive Stock Options.    No tax will be payable by the participant or Potlatch at the time of grant or exercise of an incentive stock option that satisfies the requirements of Code Section 422. The participant will recognize long term capital gain or loss on the sale or exchange of the shares acquired upon the exercise of the incentive stock option if the participant sells or exchanges the shares at least two years after the date grant and more than one year after the date of exercise. If the participant sells or exchanges the shares earlier than the expiration of these two holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the date of exercise or the difference between the sales price and the exercise price. Any additional gain on the sale of the shares will be capital gain. Potlatch will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income, subject to certain reporting requirements.

Nonqualified Stock Options and Stock Appreciation Rights.    No tax will be payable by the participant or Potlatch at the time of grant of a nonqualified stock option or stock appreciation right settled in stock. Upon exercise of a nonqualified stock option or stock appreciation right, the excess, if any, of the fair market value of the shares with respect to which the award is exercised over the exercise price of the award will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss. Potlatch will be entitled to deduct the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the exercise price.

Restricted Stock.    Generally, no taxes are due when the restricted stock award is initially granted and no deduction will be taken by Potlatch at that time. The fair market value of the shares subject to the award is taxable as ordinary income when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and Potlatch will be entitled to a corresponding deduction. Any profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss.

Restricted Stock Units and Performance Shares.    Generally, no taxes are due when the restricted stock units or performance shares are initially granted and no deduction is taken by Potlatch at that time. The fair market value of the shares subject to the award is taxable to the participant when the shares are paid to the participant subject to the design limitations and requirements of Code Section 409A. Potlatch will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.

Deferred Compensation.    Subject to further guidance from the Internal Revenue Service, stock appreciation rights that are settled in cash and restricted stock units that may be deferred beyond the vesting date are deferred compensation and subject to design limitations and requirements of Code Section 409A. If the limitations and requirements of Code Section 409A are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

New Plan Benefits

Because future awards and payments under the 2005 Plan are discretionary, it is not possible to determine the payments that will be received under the 2005 Plan by executive officers and other employees until completion of the year. The table below shows the benefits that were awarded in the 2004 fiscal year under our current 2000 Stock Incentive Plan for: all of the executive officers as a group; non-executive directors as a group; and all other employees of Potlatch. The benefits that were awarded in 2004 to each of the executive officers named in the Summary Compensation Table of this proxy statement, including nonqualified stock options and performance shares, are outlined in the tables titled, “Option/SAR Grants in Last Fiscal Year,” and “Long-Term Incentive Plans – Awards in Last Fiscal Year,” respectively, and the footnotes thereto.

Name	Dollar Value	Number of Units
Executive Officer Group	$281,173	40,225
Non-Executive Director Group…	—	—
Non-Executive Officer Employee Group…	577,094	82,560

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval of the 2005 Stock Incentive Plan.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, presently serves as Potlatch’s independent auditor and conducted the audit of Potlatch’s consolidated financial statements and internal controls over financial reporting for fiscal year 2004. A summary of the fees paid by Potlatch to KPMG LLP in connection with its audits for fiscal years 2004 and 2003 can be found in the section titled, “Fees Paid to Independent Auditor in 2004 and 2003” in this proxy statement.

Based upon its review of KPMG LLP’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG LLP to serve as Potlatch’s independent auditor for fiscal year 2005.

The appointment of Potlatch’s independent auditor is not required to be submitted for ratification by the stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of the independent auditor. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG LLP as independent auditor for fiscal year 2005 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider whether to retain KPMG LLP, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may, in its discretion, appoint a different independent auditor for Potlatch if it determines that such a change would be in the best interests of Potlatch and its stockholders.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required to ratify the appointment of the independent auditor.

PROPOSAL 5 – STOCKHOLDER PROPOSAL

We recommend a vote AGAINST this proposal.

We have been notified that John Osborn, 2421 W. Mission Avenue, Spokane, WA 99201, who is the owner of 100 shares of common stock, intends to present the following proposal at the Annual Meeting:

“Resolved: That Shareholders urge the board to prepare a report that explains past and current dividend policy, and alternative plans for future dividends. This report should address the substantial ownership of Potlatch shares by members of the extended Weyerhaeuser family.

Stockholder’s Supporting Statement

“The proud history of many important companies begins with a small enterprise sustained when parent hands the reigns to a second generation. Such enterprises may grow with financing from creditors who will insist on repayment while not necessarily restricting a family company’s family interests. But it is convention that when companies tap the public market and sell equity securities, the company management demonstrates that the public investors will be served exclusive of family concerns.

“Potlatch descends from the efforts of 19th century legend Frederick Weyerhaeuser. Potlatch remains readily identified with the Weyerhaeuser family. Descendants of the Weyerhaeuser family control a significant share of the equity, serve on its board, and have worked in staff positions in the past decades.

“Potlatch’s dividend policy deserves attention. Despite losses, it has continued to pay a dividend. Even when it has earned money, its dividend has occasionally exceeded earnings.

“Our company’s extravagant dividends bleed our company of capital needed for Potlatch corporate health. Potlatch has failed to significantly invest or plan investment in its production base from capital gained by selling its Minnesota OSB division. Potlatch chose, instead, to distribute $75 million to shareholders.

“For example, our company’s wastewater from its Lewiston, Idaho, industrial complex flows in a pipe that empties at the Idaho-Washington state line, polluting waters in both Idaho and Washington state. Complying with an EPA wastewater discharge permit to protect the Snake River will be costly. Monies paid out in dividends are not available to our company for its environmental responsibilities and investment opportunities.

“Studies show that vigilance is needed. Founding families are in unique positions of power and control that enable them to expropriate wealth from minority shareholders. The prevalence of such ownership among US firms raises the question: who monitors the family, if anyone? (See Who Monitors the Families, by Ronald Anderson and David Reeb, Culverhouse College; http://www.cba.ua.edu/~dreeb/Who%20Monitors.pdg.pdf)

“I believe that all shareholders, both minority shareholders as well as the extended Weyerhaeuser family, will be well-served by having such a study completed. Indeed, any study of alternatives should take into account the interests of all shareholders.”

Board of Directors’ Statement Opposing Stockholder Proposal

We oppose this proposal, which requests that the Board of Directors prepare a report on Potlatch’s dividend policy and simultaneously address the beneficial ownership of Potlatch stock by particular stockholders. We oppose this proposal on the grounds that the information that would be contained in the requested report is regularly disclosed in Potlatch’s public filings with the Securities and Exchange Commission and as a result implementation of the proposal would not be helpful or meaningful to stockholders.

The Board of Directors annually reviews and approves the dividend policy. As stated in the Annual Report on Form 10-K for 2004, we consider a variety of factors in determining whether to pay a dividend and the dividend rate, including, among other things, conditions in the forest products industry and the economy generally, Potlatch’s operating results and cash flows, anticipated capital expenditures and compliance with the terms of the credit facility that limits the payment of dividends on Potlatch’s common stock. The quarterly dividend rate is subject to change from time to time based on our business judgment with respect to these and other relevant factors. For example, in August 2001 the Board reduced the dividend in light of the above factors. The Board does not consider the interests of any particular stockholders when determining whether or not or at what rate to set a dividend, rather we make our decisions taking into account the best interests of Potlatch and all stockholders. We believe that our decisions in regard to the dividend have been sound and have equally served the interests of all stockholders.

For these reasons, we therefore recommend voting AGAINST the proposal.

The affirmative vote of a majority of the voting power present or represented by proxy and entitled to vote is required for approval.

Appendix A

POTLATCH CORPORATION

Stockholder Time-Phased Voting Procedures

Under Potlatch Corporation’s Restated Certificate of Incorporation (the “Restated Certificate”), holders of Potlatch’s common stock are entitled to either four (4) votes or one (1) vote per share as follows: (i) a holder of the common stock shall be entitled to four (4) votes on each matter submitted to a vote at a meeting of stockholders for each share of the common stock held of record by such holder as of the record date for such meeting which share has had the same beneficial owner or owners for at least 48 consecutive calendar months (dating from the first day of the first full month on or after the date the holder acquired beneficial ownership of such share) prior to the record date for such meeting; and (ii) a holder of the common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of the common stock which does not satisfy the condition in clause (i). These rules are subject to the following exceptions which are set forth in the Restated Certificate:

■	Any share of common stock acquired as a direct result of a stock split, stock dividend, reclassification or other distribution of shares by Potlatch with respect to existing shares will be deemed to have been beneficially acquired on the date that the original shares, with respect to which the new shares were issued, were acquired.

■	Shares acquired pursuant to the terms of certain Potlatch employee benefit plans or Potlatch’s dividend reinvestment plan are entitled to four (4) votes per share.

■	No change in beneficial ownership will be deemed to occur as a result of Exempt Transfers (as defined in the Restated Certificate) which generally include transfers by gift, devise, bequest or otherwise through the laws of inheritance or descent; transfers to a trust beneficiary under the terms of a trust; transfers that may occur as a result of certain family events; or certain changes related to shares held in trust or in guardianship or custodial arrangements.

For more details on these exceptions, stockholders should consult Section V of Article Fourth of the Restated Certificate which is available on Potlatch’s website at www.potlatchcorp.com.

The Restated Certificate provides the following two presumptions with respect to the period of beneficial ownership:

a.	Any share of the common stock held of record (other than as described in subparagraph b. below) shall be presumed to be owned beneficially by the record holder and for the period shown by the stockholder records of Potlatch (“Registered Shares”).

b.	Any share of the common stock held of record in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee shall be presumed to have had the same beneficial owner for a period of less than 48 months (“Street Name Shares”).

Pursuant to Section V.(g) of Article Fourth of the Restated Certificate, the Board of Directors has adopted the following procedures to determine the beneficial ownership and to establish the number of votes that each Potlatch stockholder will be entitled to cast at a meeting of stockholders:

1.    Procedures applicable to Registered Shares

a.	The proxy card mailed to each holder of Registered Shares with respect to any meeting of stockholders will set forth the number of votes per share that the holder is entitled to vote applying the presumption applicable to Registered Shares and ask the holder to indicate if the presumption is incorrect. If the presumption that a holder is entitled to one (1) vote is incorrect, the holder shall certify the number of Registered Shares that should be entitled to four (4) votes per share because such Registered Shares have had the same beneficial owner or owners for at least 48 consecutive calendar months prior to the record date for such meeting.

b.	If a holder of Registered Shares provides the certification described in 1.a. with respect to certain shares and Potlatch does not require the holder to provide evidence pursuant to 1.c., then the presumption applicable to those Registered Shares will be deemed to be rebutted and they will be entitled to four (4) votes per share.

c.	Notwithstanding 1.b., Potlatch may at any time, in order to verify the integrity of the vote on any matter submitted to the stockholders, require that a particular holder provide additional evidence to support the holder’s certification that such holder has been the beneficial owner of specified Registered Shares for a period sufficient to entitle such holder to four (4) votes per share, and if the holder fails to produce evidence reasonably satisfactory to Potlatch in its sole discretion then the holder shall be entitled to one (1) vote per share.

2.    Procedures applicable to Street Name Shares

a.	The voting instruction form mailed to each beneficial holder of Street Name Shares with respect to any meeting of stockholders will provide the beneficial holder with an opportunity to certify the number of Street Name Shares that should be entitled to four (4) votes per share because such Street Name Shares have had the same beneficial owner or owners for at least 48 consecutive calendar months prior to the record date for such meeting.

b.	If a beneficial holder of Street Name Shares provides the certification described in 2.a. with respect to certain shares and Potlatch does not require the beneficial holder to provide evidence pursuant to 2.c., then the presumption applicable to Street Name Shares will be deemed to be rebutted with respect to those shares and they will be entitled to four (4) votes per share.

c.	Notwithstanding 2.b., Potlatch may at any time, in order to verify the integrity of the vote on any matter submitted to the stockholders, require that a particular beneficial holder provide evidence, in addition to the certification contained in the voting instruction form, to support the rebuttal of the presumption applicable to Street Name Shares, and if the beneficial holder fails to produce evidence reasonably satisfactory to Potlatch in its sole discretion, then the presumption will apply.

d.	A broker, clearing agency, voting trustee, bank, trust company or other nominee will not be entitled to rebut the presumption applicable to Street Name Shares absent a voting instruction form validly executed and certified by the beneficial owner to the effect that the beneficial owner has beneficially owned such Street Name Shares for the period entitling such holder to four (4) votes per share.

3.    Generally applicable procedures

a.	If Potlatch requests additional evidence of beneficial ownership, acceptable evidence will in most cases be a written certification of the facts, together with any appropriate corroborating documentation, which form the basis for the holder’s conclusion that the holder is entitled to four (4) votes per share.

b.	Potlatch reserves the right to change what it deems to be acceptable evidence of beneficial ownership at any time if it appears from experience that the present standard is inadequate.

c.	A holder of shares of common stock as of the record date for a stockholder meeting who acquired beneficial ownership of shares on more than one date and who has transferred beneficial ownership of shares prior to such record date, shall be entitled to take the position that the shares so transferred were those most recently acquired, except where the shares for which beneficial ownership was transferred can be traced to a specific acquisition date.

d.	The Board of Directors designates Potlatch’s transfer agent to act for it in determining changes in beneficial ownership, or the absence of any such change, in accordance with the foregoing procedures, reserving to itself the power, should it wish to exercise the same, to review any determination made by the transfer agent, the Board’s determination as the result of any such review to be conclusive.

Appendix B

DIRECTOR INDEPENDENCE POLICY

BOARD OF DIRECTORS

POTLATCH CORPORATION

Principles

It is the practice and expectation of the Board of Directors that all Directors will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders. The Board of Directors will be comprised of a majority of independent Directors. No Director will qualify as independent until the Board of Directors affirmatively determines that the Director has no material relationship with the Company. Such determination will be made in accordance with the independence criteria described below. This Policy and the determination made by the Board of Directors will be disclosed in the Company’s annual proxy statement.

Independence Criteria

1.	A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. An immediate family member includes: children, stepchildren, grandchildren, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, and anyone (other than domestic employees) who share the Director’s home, including adoptive relationships.

2.	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than through Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after the Director ceases to receive more than $100,000 per year in such compensation.

3.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2%, of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

B-1

Appendix C

AUDIT COMMITTEE CHARTER

BOARD OF DIRECTORS

POTLATCH CORPORATION

Committee Purpose

The Audit Committee is a standing Committee established by the Board of Directors of Potlatch Corporation whose purposes are to:

a.	Assist Board oversight of the following:

(i)	the integrity of Potlatch Corporation’s financial statements;

(ii)	Potlatch Corporation’s compliance with legal and regulatory requirements;

(iii)	the independent auditor’s qualifications and independence; and

(iv)	the performance of Potlatch Corporation’s internal audit function and independent auditors; and

b.	Prepare the Audit Committee Report to be included in the Potlatch Corporation annual proxy statement as required by the rules of the Securities and Exchange Commission (SEC).

The role of the Audit Committee is to provide oversight on matters relating to accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities and other matters as the Board of Directors deems appropriate. The Committee’s role is limited to this oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Potlatch Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that internal controls are adequate and appropriate. These are the responsibilities of Management and the independent auditor. In adopting this Charter, the Board of Directors acknowledges that the Audit Committee members are not providing any expert or special assurance as to Potlatch Corporation’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee is entitled to rely on the integrity of those persons and organizations within and outside Potlatch Corporation that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons and organizations absent actual knowledge to the contrary.

Committee Membership and Procedures

The Audit Committee shall consist of a minimum of three Directors, as determined from time to time by the Board of Directors, one of whom shall be appointed as Chair of the Committee. The members and the Chair of the Committee will be appointed by the Board and shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Audit Committee. The Chair shall be responsible for leadership of the Audit Committee, including scheduling meetings, preparing agendas and making reports to the Board of Directors.

The entire Audit Committee or any individual Audit Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Audit Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).

Independence and Other Qualifications

Each Director who serves on the Audit Committee shall meet the objective test of “independence” which has been established by the Board of Directors or, in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange (NYSE) and applicable to the Committee. Each member of the Audit Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE or the SEC and applicable to the Audit Committee.

The Board of Directors shall endeavor to appoint at least one member to the Audit Committee who is a “financial expert” as such term may be defined from time to time by the SEC.

Committee Meetings

The Committee shall meet at the call of the Chair upon notice given in accordance with the By-laws of Potlatch Corporation. Meetings may also be called, subject to required notice, at any time by any member of the Committee or by the Chairman of the Board or the Vice Chair of the Board. The Audit Committee may include in its meetings or in separate executive sessions members of Management, the internal auditors, the independent auditors or other persons employed or retained by Potlatch Corporation or the Audit Committee.

Delegation to Subcommittee

The Audit Committee shall have the authority to delegate to a subcommittee consisting of one or more designated members of the Audit Committee the authority to conduct such of the Audit Committee’s duties and responsibilities as are provided in the resolutions of the Audit Committee, except to the extent such delegation is limited by applicable law or listing standard. The actions of any subcommittee to whom authority is delegated under this paragraph shall be reported to the full Audit Committee.

Resources and Authority

The Audit Committee shall have the resources and appropriate authority to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of outside legal, accounting or other advisors to assist the Audit Committee or a member of the Audit Committee engaged in conducting the Audit Committee’s duties and responsibilities, as it deems appropriate, without seeking Board approval.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Audit Committee in carrying out its oversight role. These duties and responsibilities are set forth below as a guide to the Audit Committee with the understanding that the Audit Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

With respect to the independent auditor:

1.	The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and, where appropriate, replace Potlatch Corporation’s independent auditor;

2.	The Audit Committee, or a subcommittee to which the Audit Committee shall have delegated its authority for this purpose, shall have the sole authority to approve any or all auditing services and non-audit services to be provided to Potlatch Corporation and its subsidiaries by the independent auditors in advance of the provision of these services and shall also approve the fees and terms of all non-audit services provided by the independent auditor;

3.	Obtain and review, at least annually, a report by the independent auditor describing the following:

a.	the auditors’ internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and any steps taken to deal with such issues; and

c.	all relationships between the independent auditor and Potlatch Corporation, in order to assess the independent auditor’s independence.

4.	Review any report by the independent auditor describing:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.	any other material written communications between the independent auditor and Management, such as any management letter or schedule of unadjusted differences;

5.	Following each audit, evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of Management and Potlatch Corporation’s internal auditor and the report referred to in paragraph 4 above and present its conclusions to the Board of Directors;

With respect to Potlatch Corporation’s financial statements:

6.	Review and discuss with the independent auditor the matters related to the conduct of the audit required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), including the independent auditor’s judgment about the quality, not just acceptability, of Potlatch Corporation’s accounting principles as applied in its financial reporting;

7.	Review with the independent auditor, the internal auditor and Management the adequacy and effectiveness of Potlatch Corporation’s internal control structure and procedures and consider any recommendations for improvement of such controls;

8.	Discuss the annual audited financial statements and quarterly financial statements with Management and the independent auditor, including Potlatch Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

9.	Discuss press releases related to Potlatch Corporation’s earnings (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

10.	Review with the independent auditor any difficulties the independent auditor has encountered in the course of its audit, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with Management and Management’s response.

11.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Potlatch Corporation’s selection or application of accounting principles, and major issues as to the adequacy of Potlatch Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

12.	Review analyses prepared by Management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

13.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Potlatch Corporation;

14.	Review with the independent auditor and Management the impact on the financial statements of Potlatch Corporation of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of financial reporting, prior to filing of periodic reports with the SEC or as soon as practicable if the communications cannot be made prior to filing.

15.	Recommend to the Board of Directors, based on the Audit Committee’s review and discussions with Management, the internal auditor and independent auditor, whether Potlatch Corporation’s financial statements should be included in its Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

With respect to the internal audit function:

16.	Oversee the appointment or replacement and compensation of an internal audit function, with the internal auditor reporting to the Audit Committee. The internal audit function may be staffed by employees or by an outside firm engaged by the Audit Committee;

17.	Review with the senior internal auditor the scope and plan of the work to be done by the internal auditor and the results of such work;

With respect to other matters:

18.	Oversee the adoption and disclosure of the Potlatch Corporation Corporate Conduct and Ethics Policy for Directors and Employees, including:

a.	reviewing on an annual basis with Management the Policy and the implementation and effectiveness of compliance programs thereunder; and

b.	reviewing any proposed waiver of the Policy for executive Officers or Directors and making a recommendation to the Board of Directors with respect to the disposition of any proposed waiver;

19.	Establish procedures for: (i) the receipt, retention and treatment of complaints from employees of Potlatch Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

20.	Discuss Potlatch Corporation’s policies with respect to risk assessment and risk management, including discussing the guidelines and policies to govern the process by which Management assesses and manages Potlatch Corporation’s exposure to risk;

21.	Set clear hiring policies for employees or former employees of the independent auditor;

22.	Review with the Board of Directors any issues that arise with respect to the quality or integrity of Potlatch Corporation’s financial statements, Potlatch Corporation’s compliance with legal or regulatory requirements, the performance and independence of Potlatch Corporation’s independent auditors, or the performance of the internal audit function;

23.	Review disclosures made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer during their process for certification of periodic reports filed with the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Potlatch Corporation’s internal controls.

24.	Prepare the report required by SEC rules to be included in Potlatch Corporation’s annual stockholders’ meeting proxy statement.

25.	Recommend to the Board of Directors any revisions to this Charter deemed appropriate by the Audit Committee.

Performance Evaluation

The Audit Committee shall produce and provide to the Board of Directors an annual self-evaluation of the Committee, which evaluation shall assess the Committee’s performance of its duties and responsibilities set forth in this Charter. The self-evaluation shall be conducted in such manner as the Audit Committee deems appropriate.

Appendix D

AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has unanimously adopted and declared advisable the following amendment to Article Fourth, Section V of Potlatch’s Restated Certificate of Incorporation.

V.    VOTING RIGHTS.

(a)    A holder of the common stock shall~~, except as otherwise provided in paragraphs (b), (e) or (f) hereof,~~ be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of the common stock held of record by such holder as of the record date for such meeting.

(b)    ~~A holder of the common stock shall be entitled to four (4) votes on each matter submitted to a vote at a meeting of stockholders for each share of the common stock held of record by such holder as of the record date for such meeting which meets one or both of the following criteria:~~

~~(1)    such share of the common stock has had the same beneficial owner or owners since December 12, 1985; or~~

~~(2)    such share of the common stock has had the same beneficial owner or owners for at least 48 consecutive calendar months (dating from the first day of the first full month on or after the date the holder acquired beneficial ownership of such share) prior to the record date for such meeting;~~

~~subject, in the case of holders referred to in paragraph (d) hereof, to the requirements set forth in such paragraph.~~

~~(c)    For purposes of this Section V, no change in beneficial ownership shall be deemed to have occurred with respect to any share of common stock upon the occurrence of any of the following events (each such event being hereinafter referred to as an “Exempt Transfer”):~~

~~(i) Upon the transfer of such share by gift; by devise, bequest or otherwise through the laws of inheritance or descent; or by a trustee to a trust beneficiary or beneficiaries under the terms of the trust; or~~

~~(ii) Upon the appointment of a successor trustee, guardian or custodian with respect to such share; or~~

~~(iii) Upon the addition, withdrawal or demise of a beneficiary or beneficiaries of a trust under the terms of the trust and by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person; the passage of a given period of time; the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement; or~~

~~(iv) Upon the transfer of record or the transfer of a beneficial interest or interests in such share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred;~~

~~provided, in each such case, that (A) the transferee or the transferor shall have provided to the corporation, in accordance with such procedures as shall be established by the corporation as~~

D-1

~~provided in paragraph (g) hereof, satisfactory evidence that such change in beneficial ownership qualifies as an Exempt Transfer and (B) such change was not undertaken in order to circumvent the provisions or purposes of this Section V.~~

~~(d)    Any share of the common stock held of record on any record date for determining the holders entitled to vote on any matter submitted to a vote by the stockholders (a “Record Date”) shall be presumed to be owned beneficially by the record holder and for the period shown by the stockholder records of the corporation. Notwithstanding the preceding sentence of this paragraph (d), any share of the common stock held of record on a Record Date in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee shall be presumed to have been acquired by the beneficial owner subsequent to December 12, 1985 and to have had the same beneficial owner for a period of less than 48 consecutive calendar months prior to such Record Date. These presumptions shall be rebuttable by presentation to the corporation, in accordance with such procedures as shall be established by the corporation as provided in paragraph (g) hereof, of satisfactory evidence.~~

~~(e)    Any share of the common stock acquired by the beneficial owner as a direct result of a stock split, stock dividend, reclassification or other distribution of shares by the corporation with respect to existing shares (“dividend shares”) will be deemed to have been acquired and held continuously by such holder from the date on which the original shares, with respect to which the dividend shares were issued, were acquired.~~

~~(f)    A holder of any share of the common stock acquired pursuant to the terms of certain plans of the corporation as specified below, whether issued before or after December 12, 1985, shall be entitled to four (4) votes on each matter submitted to a vote at a meeting of stockholders, provided such holder meets one of the following requirements:~~

~~(i) Such holder is an employee who holds such share of the common stock beneficially by reason of participation in any tax qualified savings, thrift, stock bonus, employee stock ownership, pension or other similar individual account employee benefit plan or arrangement adopted by the corporation or such holder is a trustee under any such plan; or~~

~~(ii) Such holder is an employee or a former employee or a beneficiary of either of them who holds such share of the common stock beneficially by reason of a distribution from any plan referred to in paragraph (f)(i) hereof; or~~

~~(iii) Such holder has acquired and beneficially owns such share of the common stock by reason of participation in a dividend reinvestment plan approved by the corporation.~~

~~(g)    For purposes of this Section V, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors or a transfer~~ agent acting on behalf of the Board of Directors and any such determination shall be conclusive. Written procedures designed to facilitate such determinations shall be established by the Board of Directors from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Board of Directors and any transfer agent shall be entitled to rely on information concerning beneficial ownership of the common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Board of Directors nor any transfer agent shall be charged with any other information concerning the beneficial ownership of the common stock. The powers conferred upon the Board of Directors by this paragraph (g) are granted solely to enable ~~the Board of Directors to adopt procedures for the purpose of making determinations of beneficial ownership under this Section V.~~

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~~(h)    For purposes of this Section V, the terms “beneficial owner” and “beneficially owned” shall be defined in accordance with Rule 13d 3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such act or rule) except as provided otherwise in this Section V. Notwithstanding Rule 13d 3, shares of common stock acquired upon the exercise of a stock option which was granted under an employee stock option plan adopted by the corporation shall, with respect to the person who exercises such option, be deemed to be beneficially owned commencing from the date the option was exercised.~~

~~(i)    Notwithstanding paragraphs (b), (e) and (f) hereof, for purposes of any vote on a proposal submitted to the stockholders solely under Articles Sixth, Eighth or Twelfth of this Restated Certificate of Incorporation and for purposes of any vote on a proposal to amend, alter or repeal such Article Twelfth, a holder of common stock shall be entitled to one (1) vote for each share of the common stock held of record by such holder as of the record date for determining stockholders entitled to vote on such proposal.~~

(jb)    The holders of each series of preferred stock shall have such voting rights, if any, as shall be provided for in the resolution or resolutions of the Board of Directors establishing such class or series.

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Appendix E

POTLATCH CORPORATION

2005 STOCK INCENTIVE PLAN

1.    PURPOSE.

This Potlatch Corporation 2005 Stock Incentive Plan is intended to provide incentive to Employees and Directors of Potlatch Corporation (the “Corporation”) and its eligible Affiliates, to encourage proprietary interest in the Corporation and to encourage Employees and Directors to remain in the service of the Corporation or its Affiliates.

2.    DEFINITIONS.

a)    “Administrator” means the Board or either of the Committees appointed to administer the Plan.

b)    “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.

c)    “Award” means any award of an Option, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

d)    “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 18.

e)    “Board” means the Board of Directors of the Corporation.

f)    “Cause” means the occurrence of any one or more of the following: (i) the Participant’s conviction of any felony or crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s participation in a fraud or act of dishonesty against the Corporation, its Affiliates or any successor to the Corporation that result in material harm to the business of the Corporation, its Affiliates or any successor to the Corporation; or (iii) the Participant’s intentional, material violation of any contract between the Corporation, its Affiliates or any successor to the Corporation and the Participant or any statutory duty the Participant owes to the Corporation, its Affiliates or any successor to the Corporation that the Participant does not correct within 30 days after written notice thereof has been provided to the Participant.

g)    “Code” means the Internal Revenue Code of 1986, as amended.

h)    “Committee” means the Executive Compensation and Personnel Policies Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

i)    “Common Stock” means the $1 par value common stock of the Corporation.

j)    “Corporation” means Potlatch Corporation, a Delaware corporation.

k)    “Covered Employee” means the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to stockholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

l)    “Director” means a director of the Corporation.

m)    “Disability” means the condition of a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

n)    “Employee” means an individual employed by the Corporation or an Affiliate (within the meaning of Code section 3401 and the regulations thereunder).

o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

p)    “Exercise Price” means the price per Share of Common Stock at which an option may be exercised.

q)    “Fair Market Value” of a Share as of a specified date means the closing price at which Shares are traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

r)    “Good Reason” means that one or more of the following are undertaken by the Corporation, its Affiliates or any successor to the Corporation without the Participant’s express written consent: (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant’s position or function as in effect immediately prior to the effective date of a Change in Control (as defined in Section 7(e) below); provided, however, that a change in the Participant’s title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a reduction by the Corporation, its Affiliates or any successor to the Corporation in the Participant’s annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter; (iii) any failure by the Corporation, its Affiliates or any successor to the Corporation to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Corporation, its Affiliates or any successor to the Corporation, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Corporation, its Affiliates or any successor to the Corporation that would adversely affect the Participant’s participation in or reduce the Participant’s benefits under the Benefit Plan or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control; provided, however, that no voluntary termination with Good Reason shall be deemed to have occurred if the Corporation, its Affiliates or any successor to the Corporation provide for the Participant’s participation in benefit plans and programs, that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Participant’s business office to a location more than 50 miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Corporation’s, its Affiliates’ or any successor to the Corporation’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the effective date of the Change in Control; or (v) a material breach by the Corporation, its Affiliates or any successor to the Corporation of any provision of the Plan or the Option Agreement or any material agreement between the Participant and the Corporation, its Affiliates or any successor to the Corporation concerning the terms and conditions of the Participant’s employment.

s)    “Incentive Stock Option” means an Option described in Code section 422(b).

t)    “Misconduct” means that the Administrator (or its delegate) has determined in its sole discretion that a Participant has (i) engaged in competition with the Corporation or an Affiliate, including, but not limited to, the rendering of services for any organization or engaging directly or indirectly in any business that is or may be (in the reasonable discretion of the Administrator) directly or indirectly competitive with the Corporation or an Affiliate, (ii) induced any customer of the Corporation or an Affiliate to breach any contract with the Corporation or an Affiliate or induced any employee of the Corporation or an Affiliate to be employed or perform services elsewhere, (iii) made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or an Affiliate, (iv) committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or an Affiliate, or (v) engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or an Affiliate.

u)    “Nonqualified Stock Option” means an Option not described in Code section 422(b) or 423(b).

v)    “Option” means a stock option granted pursuant to Section 7. “Option Agreement” means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to such Option.

w)    “Other Share-Based Award” means an Award granted pursuant to Section 11. “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

x)    “Outside Director” means a Director who is not an Employee.

y)    “Participant” means an Employee or Director who has received an Award.

z)    “Performance Shares” means an Award denominated in Shares granted pursuant to Section 10 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 13. “Performance Share Agreement” means the agreement between the Corporation and the recipient of the Performance Shares which contains the terms and conditions pertaining to the Performance Shares.

aa)    “Plan” means this Potlatch Corporation 2005 Stock Incentive Plan.

bb)    “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

cc)    “Restricted Stock” means Shares granted pursuant to Section 8. “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.

dd)    “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 9 in which the Participant has the right to receive a specified number of Shares over a specified period of time. “Restricted Stock Unit Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock Unit Award which contains the terms and conditions pertaining to the Restricted Stock Unit Award.

ee)    “Share” means one share of Common Stock, adjusted in accordance with Section 16 (if applicable).

ff)    “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

gg)    “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.

hh)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    EFFECTIVE DATE.

This Plan was adopted by the Board on December 2, 2004, to be effective immediately, subject to approval by the Corporation’s stockholders.

4.    ADMINISTRATION.

a)    Administration with respect to Outside Directors.

With respect to Awards to Outside Directors, the Plan shall be administered by (A) the Board or (B) the Nominating and Corporate Governance Committee of the Board. Notwithstanding the foregoing, all Awards made to members of the Nominating and Corporate Governance Committee shall be approved by the Board.

b)    Administration with respect to Employees.

With respect to Awards to Employees, the Plan shall be administered by (A) the Board or (B) the Executive Compensation and Personnel Policies Committee of the Board.

(i)    If any member of the Executive Compensation and Personnel Policies Committee does not qualify as an “outside director” for purposes of Code section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Executive Compensation and Personnel Policies Committee member who qualifies as an “outside director.” If fewer than two Executive Compensation and Personnel Policies Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “outside directors” for purposes of Code section 162(m).

(ii)    If any member of the Executive Compensation and Personnel Policies Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Corporation and Directors shall be administered by a subcommittee consisting of each Executive Compensation and Personnel Policies Committee member who qualifies as a “non-employee director.” If fewer than two Executive Compensation and Personnel Policies Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

c)    Powers of the Administrator.

The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards to Employees and Directors.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5.    ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Corporation and its Subsidiaries may be granted Incentive Stock Options.

a)    Ten Percent Stockholders.

An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to Code section 424(d).

b)    Number of Awards.

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 16, the maximum aggregate number of Shares or Share Equivalents that may be subject to Awards to a Participant in any calendar year is 250,000 Shares.

6.    STOCK.

The stock subject to Options, Restricted Stock, or Other Share-Based Awards granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Options, Restricted Stock or Other Share-Based Awards issued under this Plan shall not exceed 1,600,000 Shares. If any outstanding Option under the Plan for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Options, Restricted Stock or Other Share-Based Awards under the Plan. However, if one Award is granted in tandem with another Award, so that the exercise of one causes the other to expire, then the number of Shares subject to the expired Award shall not be restored to the pool available for Awards.

The limitations established by this Section 6 shall be subject to adjustment as provided in Section 16.

7.    TERMS AND CONDITIONS OF OPTIONS.

Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:

a)    Number of Shares.

Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 16.

b)    Exercise Price.

Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 16.

c)    Medium and Time of Payment.

The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Share shall be issued until full payment has been made.

d)    Term and Exercise of Options: Nontransferability of Options.

Each Option shall state the time or times when it becomes exercisable. No Option shall be exercisable after the expiration of 10 years from the date it is granted. During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable. In the event of the Participant’s death, any Option shall be transferred to the Beneficiary designated by the Participant for this purpose.

e)    Change in Control.

Subject to Section 7(d), in the event that a Participant’s employment or service with the Corporation is involuntarily terminated without Cause or voluntarily terminated for Good Reason within one month prior to or 24 months following the effective date of a Change in Control (defined below) that is at least six months following the date of grant of the Option, the Participant shall have the right to exercise the Option (or to call the related stock appreciation right as described in Section 7(j)) in whole or in part. For purposes of the Plan, a “Change in Control” means the occurrence of one or more of the following:

(i)    The consummation of a reorganization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the “Outstanding Common Stock”) and then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries), (B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such other corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii)    That individuals who, as of December 2, 2004 constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to December 2, 2004 whose election, or nomination for election by the Corporations stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii)    The acquisition after December 2, 2004 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subsection (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (i) of this Section 7(e); or

(iv)    The consummation of the sale of all or substantially all of the assets of the Corporation or approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

f)    Termination of Employment Except Death.

(i)    In the event that a Participant who is an Employee ceases to be employed by the Corporation or any of its Affiliates for any reason other than death, such Participant shall have the right (subject to the limitations of Section 7(d) above) to exercise the Option either:

a.    within three months after such termination of employment; or

b.    in the case of Early, Normal or Late Retirement under the Salaried Employees’ Retirement Plan, or Disability, at any time before the end of the option period specified in the Option Agreement,

to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, in addition to the rights and obligations established in Section 14 below, if the employment of a Participant is terminated by the Corporation or an Affiliate by reason of Misconduct, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The Administrator (or its delegate) shall determine whether a Participant’s employment is terminated by reason of Misconduct. In making such determination the Administrator (or its delegate) shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Misconduct, but Misconduct is discovered after the termination and is determined to have occurred by the Administrator (or its delegate), all outstanding Options shall cease to be exercisable upon such determination.

For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code section 422(a)(2)). Notwithstanding the foregoing, in the case of an

Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract.

(ii)    In the event an Outside Director terminates services as a Director for any reason other than death, the former Director shall have the right (subject to the limitations of Section 7(d) above) to exercise the Option either:

a.    within three months after such termination,

or

b.    in the case of termination after five years of service as an Outside Director, any time before the end of the option period specified in the Option Agreement,

to the extent that, at the date of termination the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised. However, if the services of the Outside Director are terminated by the Board for cause in accordance with the Corporation’s Restated Certificate of Incorporation, such Option shall cease to be exercisable at the time of the Outside Director’s termination of services.

g)    Death of Participant.

(i)    If a Participant who is an Employee dies while in the employ of the Corporation or an Affiliate, the Option may be exercised at any time before the end of the option period as specified in the Option Agreement by the Participant’s designated Beneficiary, to the extent that, at the date of the Participant’s death, the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

(ii)    In the event the Outside Director’s services terminate by reason of death, the Option may be exercised at any time before the end of the option period specified in the Option Agreement by the Director’s designated Beneficiary, to the extent that, at the date of the Director’s death, the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

h)    Rights as a Stockholder.

A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 16.

i)    Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 20, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan.

j)    Stock Appreciation Rights.

Each Option granted under the Plan may include a stock appreciation right that may be exercised only following the applicable Change in Control and termination events described in Section 7(e). Following such events, the Participant shall have the right to surrender all or part of the Option and to exercise the stock appreciation right (the “call”) to obtain payment from the Corporation of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Shares subject to the Option (or the portion of such Option) surrendered from the Fair Market Value of such Shares on the date of such surrender. In the case of a stock appreciation right called after the applicable Change in Control and termination events described in Section 7(e) above, “Fair Market Value” for purposes of this Subsection (j) shall be the greater of (A) the Fair Market Value of such Shares as of the date immediately prior to the events described in Section 7(e) above, or (B) the value of such Shares determined as of the date of the call in good faith by the Administrator (as composed on the day preceding the date of the events described in Section 7(e) above), taking into consideration all relevant facts and circumstances. The call of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Administrator shall deem appropriate. The payment may be made in shares of Common Stock (determined with reference to its Fair Market Value on the date of call), or in cash, or partly in cash and in shares of Common Stock, at the discretion of the Administrator, provided that the Administrator determines that such settlement is consistent with the purpose set forth in Section 1, and provided further, that if the stock appreciation right is called after the applicable Change in Control and termination events described in Section 7(e), the payment shall be made in cash. For all purposes under the Plan, the terms “exercise” or “exercisable” shall be deemed to include the terms “call” or “callable” as such terms may apply to a stock appreciation right, and in the event of the call of a stock appreciation right, the underlying Option will be deemed to have been exercised for all purposes under the Plan.

k)    Limitation of Incentive Stock Option Awards.

If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as nonqualified stock options.

l)    Other Provisions.

The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.    RESTRICTED STOCK.

a)    Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Corporation a stock power relating to the stock covered by such Award.

b)    Restrictions and Conditions.

The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

(i)    During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii)    Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 6, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)    The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv)    If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.

9.    RESTRICTED STOCK UNITS.

a)    Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Restricted Stock Unit Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Corporation) and the Participant shall have no right to or interest in shares of stock of the Corporation as a result of the grant of Restricted Stock Units.

b)    Restrictions and Conditions.

The Restricted Stock Units awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i)    At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii)    Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(iii)    The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

c)    Deferral Election.

Each recipient of a Restricted Stock Unit Award shall be entitled to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

10.    PERFORMANCE SHARES.

a)    Grants.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Share Awards. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the

Plan. With respect to a Performance Share Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Corporation) and the Participant shall have no right to or interest in shares of stock of the Corporation as a result of the grant of Performance Shares.

b)    Restrictions and Conditions.

The Performance Shares awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions: At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determined the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award.

11.    OTHER SHARE-BASED AWARDS.

a)    Grants.

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 11 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

b)    Terms and Conditions.

In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i)    Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)    The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the

Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s retirement, Disability or death or the change of control of the Corporation, with such provisions to take account of the specific nature and purpose of the Award.

12.    OTHER PAYMENTS IN SHARES.

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Potlatch Corporation Management Performance Award Plan. In addition, all or part of any Director’s fees may be paid in Shares issued under this Plan. Any Shares issued pursuant to this Section 12 shall reduce the number of Shares authorized for Options, Restricted Stock or Other Share-Based Awards under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

13.    PERFORMANCE OBJECTIVES.

The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code section 162(m). To the extent that such Awards are paid to Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.

14.    FORFEITURE ON ACCOUNT OF MISCONDUCT.

Notwithstanding any other provision of this Plan to the contrary, if the Participant engages in Misconduct prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award without the Administrator’s (or its delegate’s) express written consent, the Administrator (or its delegate) may

(a)    rescind the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates and cancel all outstanding Awards within 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates, and

(b)    demand that the Participant pay over to the Corporation the proceeds (less the Participant’s purchase price, if any) received by the Participant upon the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates or the vesting of any Award within 24 months after the Participant’s termination of employment or service with the Corporation or its Affiliates, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Corporation or its Affiliates may have, the Corporation shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Corporation or its Affiliates to the fullest extent permitted by law.

15.    TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on December 1, 2014.

16.    RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the stockholders, if the Corporation shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code section 422.

Except as expressly provided in this Section 16, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

17.    SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

a)    Securities Law.

No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

b)    Employment Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or an Affiliate or to remain a Director. The Corporation and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Corporation’s Restated Certificate of Incorporation.

c)    Stockholders’ Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

d)    Creditors’ Rights.

A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Corporation. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

18.    BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

19.    AMENDMENT OF THE PLAN.

The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the stockholders of the Corporation, no such revision or amendment shall:

a)	Increase the number of Shares subject to the Plan;

b)	Change the designation in Section 5 of the class of Employees eligible to receive Awards;

c)	Decrease the price at which Incentive Stock Options may be granted;

d)	Remove the administration of the Plan from the Administrator; or

e)	Amend this Section 19 to defeat its purpose.

20.    NO AUTHORITY TO REPRICE.

Without the consent of the stockholders of the Corporation, except as provided in Section 16, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options under the Plan or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

21.    NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

22.    APPROVAL OF STOCKHOLDERS.

This Plan and any amendments requiring stockholder approval pursuant to Section 19 shall be subject to approval by affirmative vote of the stockholders. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

23.    PAYMENT OF EXCISE TAX.

If any payments or transfers to or for the benefit of a Participant are deemed an “excess parachute payment” as defined in Code section 280G subject to the excise tax imposed by Code section 4999, the Corporation shall pay to the Participant an additional amount such that the total amount of all such payments and benefits (including payments made pursuant to this Section) to the Participant shall equal the total amount of all such payments and benefits to which the Participant would have been entitled (but for this Section) net of all applicable federal, state and local taxes except the excise tax. For purposes of this Section, the Participant shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year. The amount of the payment to the Participant shall be estimated by the firm of independent certified public accountants [serving as the outside auditor of the Corporation], as of the date of the applicable Change in Control or termination events as described in Section 7(e).

24.    WITHHOLDING TAXES.

a)    General.

To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

b)    Other Awards.

The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options or Restricted Stock Awards. Such Shares shall be valued at the Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

25.    EXECUTION.

To record the adoption of the Plan effective December 2, 2004, the Corporation has caused its authorized officer to execute the same.

POTLATCH CORPORATION

By